UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )
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☐	Soliciting Material Pursuant to §240.14a-12
CLARCOR Inc.

(Name of Registrant as Specified In Its Charter)

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Notice of
Annual Meeting of Shareholders

The Annual Meeting of Shareholders of CLARCOR Inc. (the “Company”) will be held at the executive offices of the Company, 840 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067, on Monday, March 23, 2009 at 9:00 A.M., Central Time, for the following purposes:

1. To elect as Directors the three nominees named in the attached Proxy Statement for a term of three years each;

2. To approve the 2009 CLARCOR Incentive Plan;

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending November 30, 2009; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only holders of CLARCOR Common Stock of record at the close of business on Friday, February 6, 2009 are entitled to receive notice of and to vote at the meeting or any adjournment thereof.

Whether or not you plan to attend the meeting, you are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose.

Richard M. Wolfson
Secretary

PLEASE SIGN AND DATE THE ACCOMPANYING PROXY
AND MAIL IT PROMPTLY.

Franklin, Tennessee
February 13, 2009

ANNUAL MEETING OF SHAREHOLDERS	Page 1
PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS	Page 2
Nominees for Election to the Board of Directors	Page 2
Information Concerning Nominees and Directors	Page 3
CORPORATE GOVERNANCE	Page 4
Independence	Page 4
Meetings and Fees	Page 5
Director Compensation for Fiscal Year 2008	Page 6
Share Ownership Guidelines	Page 7
Committees of the Board of Directors	Page 7
Executive Sessions of the Board; Communications with the Board	Page 8
Code of Ethics	Page 9
Compensation Committee Interlocks and Insider Participation	Page 9
Certain Transactions	Page 9
BENEFICIAL OWNERSHIP OF THE COMPANY’S STOCK	Page 10
Certain Beneficial Owners	Page 10
Directors and Executive Officers	Page 11
Section 16 Beneficial Ownership Reporting Compliance	Page 11
COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION	Page 12
Compensation Discussion and Analysis	Page 12
Overview	Page 12
Compensation Philosophy	Page 12
Establishing Compensation for Executive Officers	Page 12
Components of Executive Pay	Page 13
Potential Cash Incentive Payments to Named Executive Officers in Respect of Fiscal Year 2008	Page 16
Executive Insurance Benefits	Page 18
Retirement Plans	Page 18
Employment and Change of Control Agreements	Page 19
Share Ownership Guidelines	Page 19
Compensation Decisions for 2009	Page 19
Fiscal Year 2009 Option and Restricted Stock Unit Grants	Page 21
Deductibility of Executive Compensation	Page 21
Compensation Committee Report	Page 21
Summary Compensation Table	Page 22
“All Other” Compensation Table	Page 23
Grants of Plan-Based Awards for Fiscal Year 2008	Page 24
Outstanding Equity Awards at Fiscal Year-End 2008	Page 25
Option Exercises and Stock Vested During Fiscal Year 2008 Table	Page 27
Retirement Plans	Page 27
Pension Benefits for Fiscal Year 2008 Table	Page 28
Deferred Compensation Plan	Page 29
Nonqualified Deferred Compensation in Fiscal 2008 Table	Page 29
Potential Payments Upon Termination or Change in Control	Page 30
Potential Payments Upon Termination or Change in Control Table	Page 32

PROPOSAL NUMBER 2 — APPROVAL OF THE 2009 CLARCOR INCENTIVE PLAN	Page 34
Summary of the Plan	Page 34
Federal Income Tax Consequences	Page 40
Answers to Particular Questions Regarding the Plan	Page 41
Application of the Plan	Page 43
Approval	Page 43
Equity Compensation Plan Information	Page 44
REPORT OF THE AUDIT COMMITTEE	Page 45
PROPOSAL NUMBER 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM	Page 46
Information About Our Independent Registered Public Accounting Firm	Page 46
Amounts Paid to PricewaterhouseCoopers LLP	Page 46
Audit Committee Pre-Approval Process	Page 46
Vote Required	Page 47
MISCELLANEOUS	Page 47
Internet Website	Page 47
Other Business	Page 47
Proposals of Security Holders for 2010 Annual Meeting of Shareholders	Page 47
Expense of Solicitation of Proxies	Page 48

CLARCOR Inc.
840 Crescent Centre Drive, Suite 600
Franklin, Tennessee 37067

PROXY STATEMENT

Annual Meeting of Shareholders

This Proxy Statement and the accompanying proxy are being mailed to shareholders of CLARCOR Inc. (the “Company”) on February 13, 2009. They are being furnished in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting of Shareholders to be held at the executive offices of the Company, 840 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067, on Monday, March 23, 2009 at 9:00 A.M., Central Time, for the purposes set forth in the Notice of Annual Meeting. Directions to the Annual Meeting and information on how to vote in person can be obtained on-line at www.clarcorproxy.com or by contacting the Company’s Secretary, Richard M. Wolfson, at 840 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067, telephone: (615)771-3100.

A shareholder who gives a proxy may revoke it at any time before it is voted by giving written notice of the termination thereof to the Secretary of the Company, by filing with him another proxy or by attending the Annual Meeting and voting his or her shares in person. All valid proxies delivered pursuant to this solicitation, if received in time and not revoked, will be voted. If no specifications are given by the shareholder executing the proxy card, valid proxies will be voted (a) to elect the three individuals nominated for election to the Board of Directors listed on the proxy card enclosed herewith, (b) to approve the adoption of the 2009 CLARCOR Incentive Plan (the “2009 Incentive Plan”), (c) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ending November 30, 2009, and (d) in the discretion of the appointed proxies, upon such other matters as may properly come before the meeting.

As of January 30, 2009, the Company had outstanding 50,900,199 shares of Common Stock, constituting the only class of voting securities of the Company outstanding, and each outstanding share is entitled to one vote on all matters to be voted upon. Only holders of CLARCOR Common Stock of record at the close of business on February 6, 2009 are entitled to notice of and to vote at the meeting. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum for purposes of the Annual Meeting.

Important Notice Regarding the Availability Of Proxy Materials for the Shareholder Meeting to be held on March 23, 2009:

The following Proxy materials are available for you to review online at: www.clarcorproxy.com:

•	This Proxy Statement (including all attachments);

•	Form of Proxy card

•	The Company’s Annual Report for the fiscal year ended November 29, 2008 (which is not deemed to be part of the official proxy soliciting materials); and

•	Any amendments to the foregoing materials that are required to be furnished to stockholders.

In accordance with Securities and Exchange Commission (“SEC”) rules, the foregoing website does not use “cookies”, track user moves or gather any personal information.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Nominees for Election to the Board of Directors

The Company’s Certificate of Incorporation provides for a Board of Directors consisting of nine directors divided into three classes, each class consisting of three directors. One class of directors is elected at each Annual Meeting of Shareholders. The Board is currently comprised of eight directors, three of whom are up for re-election this year.

Accordingly, at the Annual Meeting three directors are to be elected. The nominees are Messrs. J. Marc Adam, James W. Bradford Jr. and James L. Packard. All of the nominees are current directors previously elected by the shareholders of the Company whose terms in office expire this year. All have been recommended by the Director Affairs/Corporate Governance Committee and by the entire Board of Directors for re-election to our Board of Directors and all of nominees have consented to serve if elected. In the event any of these nominees is unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

Proxies will be voted for the election of each of Messrs. Adam, Bradford and Packard unless the shareholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described on the proxy card. If a quorum is present at the meeting, the three candidates for director receiving the greatest number of votes will be elected. In such event, abstentions, withheld votes and broker non-votes will not affect the outcome of the election of directors.

If elected, Messrs. Adam, Bradford and Packard will hold office for a three-year period ending in 2012 or until their respective successors are duly elected and qualified. Notwithstanding the foregoing, if elected, Mr. Adam is expected to resign at the annual meeting to be held in 2011, which is when Mr. Adam will be 72 years old. Pursuant to current Company policy, directors should resign from office effective upon the date of the Company’s annual meeting that soonest follows their having attained 72 years of age.

Information Concerning Nominees and Directors

The following are the current directors of the Company (including the nominees), their ages, the year in which each first became a director and their principal occupations or employment during at least the past five years:

			Year Term as
		Director	Director
Name	Age	Since	Expires

*J. Marc Adam	70	March 23, 1991	2009
Mr. Adam is retired Vice President Marketing, 3M, St. Paul, Minnesota. He served as Vice President Marketing from 1995 to 1999 and from 1986 to 1995 as Group Vice President, 3M. 3M is a diversified manufacturer. Mr. Adam is a director of Schneider National Inc., a privately held trucking and logistics company.

*James W. Bradford, Jr.	61	January 20, 2006	2009
Since June 2004 Mr. Bradford has been the Dean, Owen Graduate School of Management, Vanderbilt University, Nashville, Tennessee. From November 2002 until he became Dean he was the Associate Dean of Corporate Relations of that school. From 1999 to 2001 he was the President and Chief Executive Officer of United Glass Corporation, a national fabricator of flat glass. Mr. Bradford is a director of Genesco, Inc. and Granite Construction, Inc.

Robert J. Burgstahler	64	December 18, 2000	2010
Mr. Burgstahler retired as Senior Vice President, Business Development and Corporate Services of 3M, St. Paul, Minnesota, effective in August 2003. He served as Vice President, Finance and Administrative Services of 3M from 2000 to 2002, President and General Manager of 3M Canada from 1998 to 2000 and Staff Vice President Taxes of 3M from 1995 to 1998. 3M is a diversified manufacturer.

Paul Donovan	61	March 24, 2003	2010
Mr. Donovan was the Executive Vice President and Chief Financial Officer of Sundstrand Corporation from December 1988 to June 1999. Mr. Donovan was Senior/Executive Vice President and Chief Financial Officer of Wisconsin Energy Corporation from August 1999 until June 2003. Mr Donovan retired as a special advisor to the Chairman of Wisconsin Energy Corporation in February 2004. Wisconsin Energy Corporation is a holding company with subsidiaries primarily in utility businesses. Mr. Donovan is a director of AMCORE Financial, Inc. and Woodward Governor Company.

Robert H. Jenkins	65	March 23, 1999	2011
Mr. Jenkins is retired Chairman, Hamilton Sundstrand Corporation (formerly Sundstrand Corporation), Rockford, Illinois. He served as Chairman, President and Chief Executive Officer from 1997 to 1999 and as President and Chief Executive Officer, Sundstrand Corporation from 1995 to 1997. Hamilton Sundstrand Corporation is an aerospace and industrial company. Mr. Jenkins is a director of Acco Brands Corporation, AK Steel Holding Corporation, and Jason Incorporated.

Norman E. Johnson	60	June 26, 1996	2010
Mr. Johnson has served as Chairman, President and Chief Executive Officer of CLARCOR Inc., Franklin, Tennessee, since March 2000. Mr. Johnson is a director of Schneider National Inc., a privately held trucking and logistics company.

Philip R. Lochner, Jr.	65	June 17, 1999	2011
Mr. Lochner serves on corporate boards of public companies. Currently, Mr. Lochner is a director of CMS Energy and Crane Co.
*James L. Packard	66	June 22, 1998	2009
Mr. Packard is the retired Chairman, President and Chief Executive Officer of REGAL-BELOIT Corporation, a manufacturer of mechanical and electrical products. He served as President and Chief Executive Officer from 1986 until 2002, and as Chairman from 1986 until 2006. Mr. Packard is also a director of The First National Bank & Trust Company of Beloit and Manitowoc Company.

*	Nominees for election to terms expiring in 2012

The Board of Directors recommends a vote FOR the election of Messrs. Adam, Bradford and Packard as directors of the Company.

CORPORATE GOVERNANCE

Independence

The New York Stock Exchange (“NYSE”) corporate governance rules require that the Board of Directors of a listed company consist of a majority of independent directors. The Company’s Board of Directors currently has, and previously has had, a majority of independent directors. Seven of the eight current members of the Board of Directors are independent; only Mr. Johnson is not.

Pursuant to the NYSE corporate governance rules, the Board of Directors has adopted categorical independence standards to provide assistance in the determination of director independence. The categorical standards are set forth below and provide that a director will not qualify as an independent director if:

(i) The director is, or has been within the last three years, an employee of the Company, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company;

(ii) The director has received, or has an immediate family member who has received, during any twelve month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii) The director is a current partner or employee of the Company’s external audit firm, or was within the past three years a partner or employee of such firm and personally worked on the Company’s audit within that time;

(iv) The director has an immediate family member who (a) is a current partner of a firm that is the Company’s external auditor, (b) is a current employee of such firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice or (c) was within the past three years a partner or employee of such firm and personally worked on the Company’s audit within that time;

(v) The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

(vi) The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

(vii) The director or an immediate family member is a current officer, director or trustee of a charitable organization where the Company’s annual discretionary charitable contributions to the charitable organization are more than the greater of (i) two percent (2%) of that organization’s total annual charitable receipts, or (ii) $1,000,000.

For purposes of the categorical standards, immediate family member includes a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home.

The Board of Directors has affirmatively determined, assisted by the categorical independence standards set forth above, that none of the outside Directors has a material relationship with the Company (either directly or as a partner, shareholder, officer, employee or trustee of an organization that has a relationship with the Company). In making its determination, the Board of Directors considered relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and considered the issue not merely from the standpoint of a director, but also from that of persons or organizations with which a director has an affiliation.

Applying the categorical independence standards, the Board of Directors has determined that each of Messrs. Adam, Bradford, Burgstahler, Donovan, Jenkins, Lochner and Packard is independent as required by the NYSE corporate governance rules.

Meetings and Fees

The Board of Directors held six meetings during fiscal 2008. All of the Company’s directors attended at least 75% of the aggregate number of meetings of each of (i) the Board of Directors and (ii) Committees of the Board of which they were members throughout fiscal 2008.

In fiscal 2008, directors who were not employees of the Company received (a) an annual retainer of $35,000, payable in cash or shares of the Company’s Common Stock, at the director’s option; (b) a fee of $1,500 payable for each Board meeting attended; (c) a fee of $1,500 payable for each meeting of a Committee of the Board attended in person and a fee of $1,000 for each Committee meeting attended by telephone; and (d) annual fees payable to Chairmen of Committees of the Board as follows: (i) Audit Committee Chairman, $10,000; (ii) Director Affairs/Corporate Governance Committee Chairman, $6,500; and (iii) Compensation Committee Chairman, $6,500. Board members also receive reimbursement for travel expenses and the stock options referred to below.

In September 2008, the Board approved an increase in the annual retainer to $40,000 effective on March 23, 2009. However, in light of the wage freeze imposed by the Company at the outset of fiscal year 2009, the Board subsequently unanimously resolved to forego such increase and to maintain the amount of the annual retainer at $35,000 for fiscal year 2009.

Pursuant to the Company’s Deferred Compensation Plan for Directors, a non-employee director may elect to defer receipt of the director’s fees to which he is entitled and to be paid the amounts so deferred, plus interest thereon at the prime rate announced quarterly by JP Morgan Chase Bank, or its successor, either when the participant ceases being a director of the Company or at the time the participant reaches a specified age. None of the directors deferred any portion of the fees payable during fiscal 2008.

Under the Company’s 2004 Incentive Plan, on the date a person first becomes a non-employee director, and annually thereafter on the date of each annual meeting of shareholders, such person has the option to receive a grant of shares of the Company’s Common Stock with an aggregate fair market value equal to and in lieu of the amount of the annual retainer for non-employee directors. If approved at the Annual Meeting, the 2009 Incentive Plan provides for a similar option, and directors who elect shares in lieu of cash will be awarded those shares under the new plan.

Under the Company’s 2004 Incentive Plan, each non-employee director is also automatically granted, on the date of each annual meeting of shareholders, options to purchase 7,500 shares of Common Stock at an option exercise price equal to the fair market value of a share of Common Stock on the date of grant. For persons who become a non-employee director on a date other than the date of an annual meeting of shareholders, the number of shares subject to such option are prorated based on the number of days between the date on which he or she becomes a director and the date of the next Annual Meeting of Shareholders. If approved at the Annual Meeting, the 2009 Incentive Plan provides that the Director Affairs/Corporate Governance Committee each year will determine the number and form of equity incentive grants payable to directors. The Director Affairs/Corporate Governance Committee has determined not to deviate from historical practice in 2009 and, consequently, on March 23, 2009 each director will receive options to purchase 7,500 shares of Common Stock at an option exercise price equal to the fair market value of a share of Common Stock on such date. These options will be granted pursuant to the 2004 Incentive Plan.

All options granted to directors as described above vest immediately on the date of grant and have a ten year term. Shares acquired upon exercise of an option may not be sold or transferred during the six month period following the date of grant of such option. The following table sets forth the compensation paid to the Company’s non-employee directors during fiscal year 2008:

DIRECTOR COMPENSATION FOR FISCAL YEAR 2008

				Change in
				Pension
				Value &
				Non-Qualified
	Fees Earned or	Stock	Option	Deferred	All Other
	Paid in Cash (1)	Awards (2)	Awards (3)	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)

J. Marc Adam	26,500	35,016	63,150	0	0	124,666
James W. Bradford	27,500	35,016	68,100	0	0	130,616
Robert J. Burgstahler	33,000	35,016	68,100	0	0	136,116
Paul Donovan	29,500	35,016	68,100	0	0	132,616
Robert H. Jenkins	30,104	35,016	68,100	0	0	133,220
Philip R. Lochner, Jr.	61,000	—	68,100	0	0	129,100
James L. Packard	28,000	35,016	68,100	0	0	131,116

(1)	Represents the amount of cash compensation earned by each director in fiscal 2008 for Board and Committee service.

(2)	All stock awards reflected in this column represent the stock awarded to a director at his election in lieu of cash compensation for his annual retainer. The amounts shown in this column represent the expense recognized by the Company in accordance with FAS 123R for financial reporting purposes in fiscal 2008 for restricted stock grants made during fiscal 2008, disregarding for this purpose estimates of forfeitures related to service-based vesting conditions. See Footnote N of the Company’s consolidated financial statements for the three years ended November 29, 2008, included in our Annual Report on Form 10-K for the year ended November 29, 2008 filed with the Securities and Exchange Commission on January 23, 2009 (the “2008 Annual Report”), for the assumptions made in determining FAS 123R values. The grant date fair value of the restricted stock grants made to each non-employee director during fiscal 2008 was $35,016. There were no unvested restricted stock units or unvested restricted stock held by any non-employee director as of the end of fiscal 2008. The number of shares of stock held by each non-employee director of the Company as of the end of fiscal 2008 are set forth in the column entitled “Shares Owned Outright” in the table entitled “Security Ownership — Management” under the heading “BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK”.

(3)	Represents the expense recognized by the Company in accordance with FAS 123R for financial reporting purposes in fiscal 2008 for stock option grants, disregarding for this purpose the estimates of forfeitures related to service-based vesting conditions. The assumptions used in the calculation of these amounts were as follows:

				Risk-Free
		Volatility	Expected Life	Interest	Dividend
	Grant Date	(%)	(Years)	Rate	Yield

Directors (other than Mr. Adam)	3/31/2008	20.5	7	2.88	.85
Mr. Adam	3/31/2008	20.6	6	2.88	.85

See also Footnote N of the Company’s consolidated financial statements for the three years ended November 29, 2008, included in our 2008 Annual Report, for the other assumptions made in determining FAS 123R values. The grant date fair value of the stock options granted in fiscal 2008 to each director other than Mr. Adam (determined using a BlackScholes methodology employing the assumptions set forth in the table immediately above) was $9.08 per option and $408,600 for all directors other than Mr. Adam in the aggregate. The grant date fair value of the stock options granted in fiscal 2008 to Mr. Adam (determined using a BlackScholes methodology employing the assumptions set forth in the table immediately above) was $8.42 per option and $63,150 for Mr. Adam in the aggregate. The number of vested stock options held by each non-employee director of the Company as of the end of fiscal 2008 are set forth in the column entitled “Vested Stock Options” in the table entitled “Security Ownership — Management” under the heading “BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK”. No non-employee director had any unvested stock options at the end of fiscal 2008.

Stock Ownership Guidelines

The Company has established stock ownership guidelines for non-employee directors. Under these guidelines, all non-employee directors, after a five-year period, should own Company common stock with a value of five times the annual retainer (currently $35,000). Shares subject to in-the-money options granted to a non-employee director count toward the fulfillment of these guidelines. These guidelines are not mandatory, but are intended to convey expectations regarding the expected levels of stock ownership by directors. The Company has no official policy that specifies the consequences for failing to meet the guidelines within a reasonable period of time. The determination of such consequences in any particular instance would be a matter for the Director Affairs/Corporate Governance Committee and Board of Directors to decide.

The Director Affairs/Corporate Governance Committee oversees these guidelines and reviews each director’s standing in respect of the same once per year. In January of 2009, this Committee determined that all of the Company’s directors currently comply with the guidelines based on their respective years as a director of the Company.

Committees of the Board of Directors

During fiscal 2008, the standing committees of the Board of Directors were the Director Affairs/Corporate Governance Committee, the Audit Committee and the Compensation Committee. Each of these Committees is discussed below.

Director Affairs/Corporate Governance Committee.  The Director Affairs/Corporate Governance Committee currently consists of five directors: James L. Packard, Chairman, J. Marc Adam, James W. Bradford, Jr., Robert H. Jenkins, and Philip R. Lochner, Jr. Each of these directors is independent as such term is defined in the NYSE corporate governance rules.

The Board has adopted a Charter for the Committee. A current copy of that Charter is available on the Company’s website: www.clarcor.com. The Charter provides, among other things, that the Committee will make recommendations to the full Board regarding changes to the size and composition of the Board or any committee thereof; identify individuals that the Committee believes are qualified to become Board members and recommend that the Board select such nominee or nominees to stand for election; and identify individuals for appointment to the Board to fill vacancies on the Board.

The Charter of the Committee requires the Committee to review and evaluate any stockholder nominees for director. The Committee has no specific policy with regard to the minimum qualifications of director candidates. The Company’s By-laws (available on the Company’s website) were last amended on December 18, 2007 and provide that notice of any proposed nomination by a shareholder for election of a person to the Board shall be delivered to or mailed and received at the principal executive offices of the Company no less than 120 days nor more than 150 days prior to the anniversary of the prior year’s Annual Meeting of Shareholders. Section 2.12 of the By-Laws specifies the information to be included by a shareholder in such a notice.

Messrs. Adam, Bradford and Packard are the current nominees recommended by the Committee for election to the Board. All of these individuals are standing for reelection by the shareholders.

In the past the Committee has reviewed potential candidates for election to the Board recommended primarily by Board members or third party search firms. The process has included a review of the candidate’s qualifications and interviews with the candidate. No different process would be applied with respect to nominees recommended by holders of the Company’s Common Stock.

The Director Affairs/Corporate Governance Committee met five times during fiscal 2008.

Audit Committee.  The Audit Committee was established by the Board in accordance with applicable provisions of the Securities Exchange Act of 1934, as amended, and applicable NYSE requirements. The Audit Committee currently consists of five directors: Messrs. Robert J. Burgstahler, Chairman, J. Marc Adam, James W. Bradford, Jr., Paul Donovan and James L. Packard. Each of these directors is independent and financially literate as such terms are defined in the NYSE corporate governance rules. Further, Mr. Burgstahler and Mr. Donovan have previously served as the chief financial officers, and Mr. Bradford and Mr. Packard as the chief executive officers of publicly-held corporations. Based on these and other factors, the Company has determined that Mr. Bradford, Mr. Burgstahler, Mr. Donovan and Mr. Packard are each an “audit committee financial expert” as such term is defined in applicable rules of the Securities and Exchange Commission.

The Board has adopted a Charter for the Audit Committee. A current copy of that Charter is available on the Company’s website: www.clarcor.com.

The purposes of the Committee include assisting Board oversight of the integrity of the Company’s financial statements, its compliance with legal and regulatory and filing requirements, the selection of an independent auditor, determination of the independent auditor’s qualifications and independence and the performance of the Company’s internal audit function and independent auditors. The Committee discusses with management and the Company’s independent auditors the Company’s annual audited financial statements, quarterly financial statements, earnings press releases, and management’s assessment of internal control over financial reporting .

The Audit Committee met eight times during fiscal 2008.

Compensation Committee.  The Compensation Committee currently consists of four directors: Messrs. Robert H. Jenkins, Chairman, Robert J. Burgstahler, Paul Donovan, and Philip R. Lochner, Jr. Each of these directors is independent as such term is defined in the listing standards of the NYSE.

The Board has adopted a written Charter for the Committee. A current copy of that Charter is available on the Company’s website: www.clarcor.com.

The purposes of the Committee include discharging the Board’s responsibilities relating to compensation of the Company’s executive officers and reviewing and making recommendations to the Board with respect to compensation plans, policies and programs. The Committee annually reviews and approves corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer and determines and approves the compensation level of the Chief Executive Officer and the Company’s other executive officers and approves grants and awards of restricted stock and stock options under the Company’s incentive plans. From time to time the Committee consults with outside compensation experts in exercising its responsibilities. All of the foregoing are described in greater detail in the Compensation Discussion and Analysis below.

The Compensation Committee met seven times during fiscal 2008.

Executive Sessions of the Board; Communications with the Board

The Company’s Corporate Governance Guidelines (available on the Company’s website) provide that at each meeting of the Board of Directors the independent directors shall meet separately from the management of the Company. Mr. Johnson, a director and the Chairman, President and Chief Executive Officer of the Company, does not attend these executive sessions. Under the Guidelines, these sessions are chaired on a rotating basis by the chairperson of one of the standing committees of the Board (currently the Audit Committee, the Compensation Committee and the Director Affairs/Corporate Governance Committee).

The Board has adopted a process for holders of the Company’s common stock and other interested parties to send written communications to the Board. Such communications should be sent to the Corporate Secretary at CLARCOR Inc., 840 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067. The Corporate Secretary will forward all such communications to the Chairman of the Director Affairs/Corporate Governance Committee of the Board. That Committee will determine whether any such communication will be distributed to the full Board or, if requested by the sender, only to the non-management directors.

The Board has adopted a policy which recommends that all directors personally attend each annual and special meeting of the shareholders of the Company. At the last Annual Meeting of Shareholders, held on March 31, 2008, all of the directors were in attendance.

Code of Ethics

The Company has adopted a Code of Ethics for Senior Financial Officers applicable to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Vice President — Internal Audit and any other person performing the duties of such officials. The Code of Ethics for Senior Financial Officers is available on the Company’s website at www.clarcor.com.

Compensation Committee Interlocks and Insider Participation

During fiscal 2008, the Compensation Committee of the Board of Directors was composed of Robert J. Burgstahler, Paul Donovan, Robert H. Jenkins and Philip R. Lochner, Jr. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among our executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable regulations of the Securities and Exchange Commission.

Certain Transactions

We are not aware of any related party transactions between the Company and any of our directors, executive officers, 5% stockholders or their family members since the beginning of the last fiscal year which require disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934 (“Item 404 Transactions”).

Each year, the Company requires its directors and executive officers to complete a questionnaire, one of the purposes of which is to disclose any related-party transactions with the Company, including any potential Item 404 Transactions. No such transactions were disclosed during or in respect of fiscal 2008. The Company does not have a history of engaging in related-party transactions with its directors or executive officers or their respective related persons or affiliates and does not have a formal or other written policy regarding the analysis or approval of such transactions. That said, any material proposed related-party transaction, including any Item 404 Transaction irrespective of materiality, would be brought before the Board or a specially designated Committee thereof (with any interested director recusing him or herself from the proceedings) to be specifically considered and approved before the Company would knowingly engage in any such transaction.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK

Certain Beneficial Owners

The following table sets forth the ownership according to the most recent filings of Schedules 13G and 13D and amendments thereto or consultations with the Company’s proxy solicitor (as described in footnote 5 to the table), as applicable, by the beneficial owners which, as of the record date for this meeting, own beneficially more than 5% of the Company’s common stock.

	Shares	Percent
	Beneficially	of
Name and Address of Beneficial Owner	Owned	Class (1)

Neuberger Berman Inc. (2)	7,309,223	14.4%
Neuberger Berman, LLC Neuberger Berman Management Inc. Neuberger Berman Equity Funds 605 Third Avenue New York, NY 10158
Columbia Wanger Asset Management, L.P. (3)	4,055,000	8.0%
227 West Monroe Street, Suite 3000 Chicago, Illinois 60606
GAMCO Investors, Inc. (4)	3,662,051	7.2%
Gabelli Funds, LLC One Corporate Center Rye, NY 10580-1434
Barclays Global Investors, N.A. (5)	3,144,217	6.2%
Barclays Global Fund Advisors Barclays Global Investors, LTD
400 Howard Street
San Francisco, CA 94105

(1)	Based on 50,868,644 shares outstanding at January 15, 2009.

(2)	Based upon a Schedule 13G filed with the SEC on February 13, 2008 reporting (i) Neuberger Berman Inc. and Neuberger Berman, LLC each have sole voting power with respect to 93,448 shares, shared voting power with respect to 5,870,722 shares and shared dispositive power with respect to 7,309,223 shares; (ii) Neuberger Berman Management Inc. has shared voting and dispositive power with respect to 5,870,722 shares; and (iii) Neuberger Berman Equity Funds has shared voting and dispositive power with respect to 5,824,722 shares.

(3)	Based upon a Schedule 13G filed with the SEC on January 24, 2008 reporting sole voting power with respect to 3,750,000 shares, shared voting power with respect to 305,000 shares and sole dispositive power with respect to 4,055,000 shares.

(4)	Based upon a Schedule 13D filed with the SEC on June 6, 2007 reporting (i) GAMCO Investors, Inc. (formerly GAMCO Asset Management Inc.) has sole voting power with respect to 2,735,051 shares and sole dispositive power with respect to 2,791,551 shares; and (ii) Gabelli Funds, LLC has sole voting and dispositive power with respect to 870,500 shares.

(5)	The number of shares reported as being beneficially owned by this group is based upon information obtained from the Company’s proxy solicitor in early January of 2009. An earlier Schedule 13G that was filed with the SEC on February 5, 2008 reported that each of Barclays Global Investors, N.A. Barclays Global Fund Advisors and Barclays Global Investors, LTD had sole voting and/or dispositive power with respect a portion of shares reported as being beneficially owned as of such date.

Directors and Executive Officers

The following table provides information concerning the shares of Common Stock of the Company beneficially owned as of January 15, 2009 by all directors, the executive officers named in the “Summary Compensation Table” and by all directors and executive officers of the Company as a group.

SECURITY OWNERSHIP — MANAGEMENT

		Shares	Vested	Restricted		Percent
		Owned	Stock	Stock		of
Class	Name	Outright (1)	Options (2)	Units (3)	Total	Class (4)

Common Stock	J. Marc Adam	54,194	75,000		129,194	*
Common Stock	James W. Bradford	5,263	23,750		29,013	*
Common Stock	Robert J. Burgstahler	13,497	62,034		75,531	*
Common Stock	Paul Donovan	7,789	45,000		52,789	*
Common Stock	Robert H. Jenkins	18,931	75,000		93,931	*
Common Stock	Norman E. Johnson	538,851	867,566	93,482	1,499,899	2.95%
Common Stock	David J. Lindsay	79,347	161,996		241,343	*
Common Stock	Philip R. Lochner, Jr	14,850	73,200		88,050	*
Common Stock	James L. Packard	24,849	80,650		105,499	*
Common Stock	Sam Ferrise	41,877	143,930		185,807	*
Common Stock	Bruce Klein	172,749	284,806		457,555	*
Common Stock	Richard M. Wolfson	—	18,525	1,289	19,814	*
Common Stock	Richard C. Larson	9,145	92,000	4,926	106,071	*
All Directors and Executive Officers as a Group (13 persons total)					3,084,496	6.06%

*	Less than one percent.

(1)	All shares are directly owned except as follows: Mr. Johnson — includes 113,418 shares owned by Mr. Johnson’s wife; and Mr. Lindsay — includes 31,354 shares held by a family trust and 9,158 shares owned by Mr. Lindsay’s wife.

(2)	Includes all shares subject to unexercised stock options granted pursuant to the Company’s Incentive Plans which vested by January 15, 2009 or which will vest within 60 days from January 15, 2009.

(3)	Includes all restricted stock units granted under the Company’s Incentive Plans (i) which vested prior to January 15, 2009 and which have been deferred, or (ii) which will vest (irrespective of any deferral election by the grantee) within 60 days from January 15, 2009.

(4)	Based on 50,868,644 shares outstanding at January 15, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the outstanding shares of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on our review of those forms and certain written representations from reporting persons, we believe that in fiscal 2008 all of our executive officers, directors and greater than 10% beneficial owners were in compliance with all applicable filing requirements.

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview

Through its compensation policies, the Company seeks to attract and retain high quality leadership and to assure that the executive officers and senior management of the Company are compensated in a manner consistent with their performance, shareholder interests, internal equity considerations, competitive practice and the applicable requirements of regulatory bodies. The Compensation Committee of the Board of Directors (the “Committee”) reviews and approves the compensation policies and practices of the Company, particularly in respect of executive officers and other members of senior management. All of the members of the Committee are independent directors, and none of them has at any time been an officer or employee of the Company or any of its subsidiaries.

Compensation Philosophy

The key principles listed below are reflected in structuring the compensation packages for the Chief Executive Officer and the other executive officers of the Company. None of these principles is accorded any specific weight or, as a matter of policy, considered as being more important than the others.

Pay for Performance

A high percentage of an executive’s total compensation is linked to the performance of the Company and its stock as well as the executive’s individual performance in attaining the Company’s objectives. This structure is designed to reward both short-term and long-term performance and align the interests of management with the long-term interests of the shareholders.

Competitiveness

Though such comparisons are often not straight-forward, our executives’ total compensation packages are designed to be competitive with the median compensation levels of those of executives occupying comparable positions in comparable companies. Elements of the packages are also designed to allow an opportunity to earn more than median compensation levels when the Company outperforms comparable companies. The Company believes that the opportunity to achieve earnings in excess of peers provides a significant challenge and incentive to the executive officers of the Company.

Executive Ownership

A major component of our executive compensation is equity-based in the form of stock options and restricted stock units. As a result, our executive officers’ interests are directly linked with our shareholders’ interests. The Company believes that equity-based compensation properly balances the rewards for long-term versus short-term results.

Management Development

The compensation packages are also designed to attract and retain quality executives with the skills and other competencies required to meet the Company’s objectives and to enhance shareholder value.

Establishing Compensation for Executive Officers

The Committee engages independent compensation consulting firms to review on a regular basis relevant market and other data regarding executive compensation and to review from time to time the total compensation programs for the Company’s executive officers. Notwithstanding these engagements, the Committee considers the input of outside consultants to be but one of several factors in discharging its responsibilities. These other factors include but are not limited to the recommendations of the Company’s Chief Executive Officer; the performance of the Company, its operating units and their respective executives; market factors such as the health of the economy and of the industries served by the Company; the availability of executive talent generally; executives’ length of service; internal assessments and recommendations regarding particular executives; and the succession planning initiatives of the Company.

During fiscal year 2007, the Committee engaged the independent consulting firm of Towers Perrin to conduct a competitive assessment of the annual salary, target total cash compensation and target total direct compensation (which consists of the sum of annual salary, target annual cash incentives and the value of annual long-term incentive awards) for each of the Company’s executive officers and the leaders of the Company’s significant business units. Towers Perrin benchmarked these amounts for each of the executive officers and business unit leaders against a pool of 20 comparable publicly-listed industrial companies with international operations and median revenues comparable to the Company’s (the “2007 Peer Group”).1 Towers Perrin analyzed the target total direct compensation of the Company’s executives as compared to the median of this group.

The Committee considers the input of outside consultants such as Towers Perrin as a guideline in assessing the appropriateness of the compensation levels of the Company’s executives, but does not view it as dispositive. Consequently, the results of Towers Perrin’s assessment provided the starting point for the Committee’s analysis in establishing compensation for the Company’s executive officers for fiscal 2008. The Committee reviewed the data, and in setting compensation levels for 2008, made adjustments based upon the results of Towers Perrin’s analysis, the Company’s performance in 2007, the Committee’s assessment of the performance of the executives and the recommendations of the Company’s Chief Executive Officer (for individuals other than himself).

The overall results of this assessment, which Towers Perrin provided directly to the Committee, showed that the named executive officers’ compensation levels in 2007, other than Mr. Wolfson’s base salary and Mr. Johnson’s non-equity incentive target, were generally appropriate and competitive, and the Committee decided to increase them in 2008 only by a standard margin of 3-4% over their 2007 levels. The Committee determined that Mr. Wolfson’s base salary and Mr. Johnson’s target non-equity incentive were below the medians of the peer group and increased Mr. Wolfson’s base salary in 2008 by approximately 12% to $250,000 and increased Mr. Johnson’s target incentive payments in 2008 to 80% of base salary (from 75% in 2007). As indicated in the table below, 2008 grants of stock options and restricted stock units to the named executive officers were consistent in number with 2007 grants. All 2008 grants were made based on the grant date closing stock price of $36.48.

Components of Executive Pay

The following is a discussion of each of the individual components of the Company’s executive compensation program.

Annual Salary.  The Company believes it is appropriate to provide its executives with a level of assured cash compensation commensurate with their respective experience, responsibilities and accomplishments. The Committee generally approves annual salaries for the executive officers on an annual basis at a meeting of the Committee held early in the first quarter of the fiscal year. Based on the considerations previously discussed, the Committee approved increases to the annual salaries of the Company’s named executive officers at the outset of fiscal 2008 as follows:

	Fiscal 2008	Fiscal 2007	Percentage
Name	Annual Salary	Annual Salary	Increase

Norman E. Johnson	$725,000	$700,000	3.6%
Sam Ferrise	$346,112	$332,800	4.0%
Bruce A. Klein	$321,360	$312,000	3.0%
Richard M. Wolfson	$250,000	$223,600	11.8%
David J. Lindsay	$192,866	$187,200	3.0%

 1 The 2007 Peer Group included the following companies: Fleetwood Enterprises Inc.; Louisiana-Pacific Corp; Hayes Lemmerz International, Inc.; Thomas & Betts Corp; The Toro Company; Terra Industries Inc.; Donaldson Co. Inc.; Plum Creek Timber Co., Inc.; Dresser-Rand Group, Inc.; MSC Industrial Direct Co., Inc.; Monaco Coach Corp.; Valmont Industries, Inc.; IDEX Corporation; GATX Corp.; Brady Corp.; Chesapeake Corp.; Constar International, Inc.; Milacron, Inc.; Arctic Cat Inc.; and OMNOVA Solutions Inc..

Performance-based cash incentive compensation.  The Company believes that a substantial portion of an executive officer’s compensation should be incentive-based. Therefore, the Company has implemented a cash incentive program that provides executive officers with the opportunity to earn cash incentive compensation for the achievement of annual goals. This cash incentive program is known as the CLARCOR Value Added Incentive Plan (the “CVA Plan”), and was approved by the shareholders of the Company in March 2007. If the 2009 Incentive Plan is approved by shareholders at this year’s Annual Meeting, the CVA Plan will terminate as a standalone incentive plan and the concepts covered thereby will be incorporated into the 2009 Incentive Plan.

For fiscal year 2008, the Company intended that any incentive cash compensation paid under the CVA Plan would satisfy any applicable requirements as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Accordingly, during the first fiscal quarter of 2008, the Company established and the Committee approved maximum target payouts under the CVA Plan for the named executive officers that were based on the Company’s budgeted fiscal 2008 net earnings. The maximum target payout for Mr. Johnson was established at 3.32% of net earnings and for each of the other named executive officers at 1.11% of net earnings.

Recognizing that these targets would likely result in the named executive officers receiving cash incentive amounts in excess of historical levels, the Committee indicated to management that it expected to use its discretion, which is referred to as “negative,” to reduce the cash incentive compensation payable to the executives for fiscal 2008 to levels substantially below the foregoing maximum amounts. The Committee further communicated to the executives to expect that it would set final cash incentive compensation in accordance with historical practice under the CLARCOR Value Added Incentive model (“CVA Model”). In December 2008, the Committee confirmed this approach and applied the CVA Model to determine the executives’ respective cash incentive payouts in respect of fiscal 2008. The Company also used the CVA Model for purposes of establishing cash incentive compensation for approximately 200 employees of the Company and its various subsidiaries other than the named executive officers. The CVA Model is discussed in detail below.

The Committee retains the discretion to include or exclude particular items of revenue, expense, assets or liabilities in determining the final calculations of cash incentive payments and calculations under the CVA Model, as well as subjective factors such as personal performance and strategic long-term decisions affecting the Company’s performance. The Committee does not exercise this discretion often (historically once every few years) and does not follow any formula or give a pre-determined weight to any individual factor in doing so. The Committee did not make any such adjustments in respect of fiscal year 2008 awards.

The budgeted performance numbers that are used in the CVA Model are drawn directly from the Company’s annual budget, which is first reviewed and approved by the Board of Directors and which the Company believes is a realistic expression of the Company’s expected performance for the upcoming fiscal year. The Board reviews the individual budgets of each of the Company’s operating companies and questions their respective leaders about their underlying business each year. As a general rule, the budgets of each significant operation and the Company as a whole contemplate that revenue and profit will grow over prior year levels, although this is not always the case.

Pursuant to the CVA Model, annual cash incentive awards are based upon the achievement of specified corporate and operating unit goals on the basis of a formula that is objective save for any application of Committee discretion as mentioned above. The formula is based on the Company’s consolidated and operating group after-tax operating earnings (using an assumed tax rate which is held constant year to year) less the cost of capital. In calculating the cost of capital, the Company multiplies the value of net managed assets (i.e., assets under management’s control) by a fixed percentage which is held constant year to year to allow for meaningful comparisons across years. The size of cash incentives paid under the CVA Model varies directly with the amount by which such after-tax earnings exceed the Company’s cost of capital. As a result, the CVA Model is designed to reward the effective deployment of the Company’s capital.

The budgeted performance numbers used to calculate payouts under the CVA Model are stratified into “Levels” of CVA performance, where achieving an “entry point” percentage of the targeted budget performance number (85% in fiscal 2008) is considered “Level 1”, achieving the targeted budget performance number is considered “Level 6”, and achieving some percentage in excess of the targeted budget performance number

(110% in fiscal 2008) is considered “Level 10”. The differences between Levels are calculated on a straight-line basis. The Committee approves the relevant percentages for determining Levels 1 and 10 each year, and these percentages apply to all employees whose incentive cash compensation is determined under the CVA Model. Level 6 always represents the “target” achievement level, however, and, as indicated above, derives from the annual budget of the Company approved by the entire Board. The Committee does not have any formal method for establishing the Level 1 and Level 10 percentages, but may consider a variety of factors, including management’s recommendations, the economic climate, the Committee’s perception of how likely the Company or a subsidiary is to achieve its overall budget, and the prior years’ performance of the Company and its subsidiaries. In fiscal 2008, the Committee based its decision largely on management’s recommendations.

With respect to payouts, Level 1 always equates to a bonus of 10% of an executive officer’s salary, Level 6 always equates with his target payout and Level 10 always equates with a payout of 2.5 times his payout at target. These same calculations apply to every employee who receives cash incentive grants under the CVA Model, and not just the executive officers. Only the target percentage of an individual’s salary differs among employees. The potential payouts for each of the named executive officers is set forth below in the table entitled “Potential Cash Incentive Payments To Named Executive Officers In Respect Of Fiscal 2008”.

With respect to determining payouts above Level 10 (which are historically infrequent — particularly at the corporate level), the CVA Model is designed to strike a balance between incentivizing management (including the named executive officers) to continue to achieve as much as possible (i.e., no cap or ceiling) while recognizing that at least some portion of such achievement may be due to reasons beyond management’s control or influence (e.g., a dramatic demand improvement in a key end-market of a particular subsidiary). This balance is achieved by calculating the difference between Levels beyond Level 10 (e.g., from Level 10 to Level 11 and from Level 11 to Level 12, etc.) on a straight-line basis, but limiting the amount of extra reward that an employee receives above Level 10 to a fixed additional percentage of his payout at Level 10. (This fixed additional percentage was 10% in fiscal 2008.) In other words, the relative benefit to an individual for achieving Level 10 is greater than the benefit of achieving beyond Level 10. The table below entitled “Potential Cash Incentive Payments To Named Executive Officers In Respect Of Fiscal 2008” exemplifies this concept.

The fixed additional percentage for moving above Level 10 (10% in fiscal 2008) is established each year by the Committee and is applicable to all employees whose incentive cash compensation is determined under the CVA Model. The Committee does not have any formal method for establishing this fixed percentage, but may consider a variety of factors, including management’s recommendations, the economic climate, the Committee’s perception of how likely the Company or a significant subsidiary is to achieve its overall budget, and the prior years’ performance of the Company and significant subsidiaries. In fiscal 2008, the Committee based its decision largely on management’s recommendations.

The Company believes that the historical results of the CVA Model support its view that the budgeted performance numbers are realistic targets which are neither overly aggressive nor easy to achieve. In fiscal 2008, the Company achieved a CVA Level of 5.7 — which is slightly below the “target” budget. The following table shows the Company’s achievement versus its CVA “budget” (where Level 6 equals achievement of budget,

Level 1 equals the entry point (85% of budget in 2008) and Level 10 equals a designated percentage in excess of budget (110% in 2008)) over the previous 10 fiscal years:

Fiscal Year	CVA Level

1999	6.9
2000	7.3
2001	0
2002	8.6
2003	12.1
2004	10.7
2005	9.4
2006	5.7
2007	1.8
2008	5.7

For Messrs. Johnson, Klein, Wolfson and Lindsay in fiscal 2008, the cash incentive award was based 100% on consolidated corporate CVA performance and for Mr. Ferrise it was based 80% on the CVA performance of Baldwin Filters, Inc. (which is the operating company that Mr. Ferrise oversees) and 20% based on consolidated corporate CVA performance. The range of possible CVA awards payable for each named executive officer is shown below:

POTENTIAL CASH INCENTIVE PAYMENTS TO NAMED EXECUTIVE OFFICERS IN RESPECT OF FISCAL 2008

		Percentage of	Percentage	Percentage
	Percentage of	Annual	of Annual	of Annual	Percentage of
	Annual Salary	Salary	Salary	Salary	Annual Salary
Attainment of Budgeted	Payable to	Payable to	Payable to	Payable to	Payable to
Performance (1) (2)	Mr. Johnson	Mr. Ferrise	Mr. Lindsay	Mr. Klein	Mr. Wolfson

Less than 85%	0	0	0	0	0
85% (Level 1)	10%	10%	10%	10%	10%
100% (Level 6)	80%	50%	35%	50%	35%
110% (Level 10)	200%	125%	87.5%	125%	87.5%
120% (Level 14) (3)	280%	175%	122.5%	175%	122.5%

(1)	Payment of cash incentive awards between the indicated percentages of budgeted performance (i.e., between Levels) is calculated on a straight line basis.

(2)	The minimum level of budgeted performance (i.e., the “entry point” or Level 1) and the excess percentage above target that defines Level 10 are established each year by the Committee. For fiscal 2008, they were 85% and 110%, respectively.

(3)	The last row of this table is included for reference purposes to demonstrate what happens when budgeted performance increases beyond Level 10, in this case to a hypothetical Level 14. (It should be noted that no executive officer of the Company has ever achieved payout at Level 14; the example is for illustrative purposes only.) Taking Mr. Johnson as an example, the table shows that he would increase his payout by an additional 120% of salary (30% per Level) by moving four Levels above target from Level 6 to Level 10, but he would receive only an additional 80% of salary (20% per Level, or 10% of his payout of 200% at Level 10) for moving an additional four levels from Level 10 to Level 14. As indicated previously, the fixed percentage payable for moving beyond Level 10 (i.e., the 10% of Level 10 payout used in fiscal 2008 and in the example above) is established each year by the Committee.

Long-term equity incentive compensation.  The Company’s equity-based awards program encourages executives to work towards making business decisions that, over the long term, should increase the price of the Company’s stock, thereby aligning the interests of executives and shareholders. All equity-based awards are made pursuant to the provisions of incentive plans approved by the Company’s shareholders. Equity-based awards include a combination of stock options and restricted stock units.

The Committee typically approves equity-based awards to eligible employees (including the named executive officers) only once per year. The annual award is typically made at the first Committee meeting of the fiscal year, which is normally held within the first three weeks of the fiscal year and scheduled a year in advance of the meeting date, and after the Committee has received input from outside advisors and the recommendations of the Chief Executive Officer (with respect to awards made to executive officers other than himself). The Committee may make an exception to this general policy in the event that a new executive officer is hired or an executive officer receives a promotion. As a practical matter, the Committee considers and individually approves equity awards made to approximately 10-15 of the Company’s most senior executives (including the Chief Executive Officer, the Chief Financial Officer and all other executive officers), and then approves a pool of equity-based incentives to be granted to other individuals throughout the Company at the discretion of the Chief Executive Officer.

Once granted, options are not repriced or “reloaded”. Although “incentive” stock options may be granted under the Company’s 2004 Incentive Plan, and, if approved at the Annual Meeting, under the 2009 Incentive Plan, in practice all options granted are “non-qualified” options.

Grants of both stock options and restricted stock units normally vest evenly over four years in order to encourage executive officers’ continued service to the Company. Until the restricted stock units vest, the recipient does not have any rights as a shareholder of the Company other than the right to receive a cash payment equal to the dividends payable on the underlying shares of common stock. The Company values stock option grants by calculating their BlackScholes values on the date of grant and the value of restricted stock units by calculating their aggregate market value as of the date of grant. While the Company has no formal policy in this regard, over the past several years the Company has awarded executive officers approximately 75% of the value of their equity-based compensation in the form of stock options and 25% in the form of restricted stock units. The value of equity-based awards is included in the Company’s analysis of the executive officer’s total direct compensation and is considered as part of the Company’s benchmarking process.

At the outset of fiscal year 2008 (on December 16, 2007), non-qualified options for the purchase of the Company’s common stock and restricted stock units were granted to our named executive officers pursuant to the Company’s equity incentive plans as follows:

	Shares Subject to Time-		Number of Time-Based
	Based Vesting Option	Exercise	Vesting Restricted Stock
Name	Grant	Price (1)	Units

Norman E. Johnson	120,000	$36.48	12,500
Bruce A. Klein	40,000	$36.48	3,159
Sam Ferrise	35,000	$36.48	3,402
David J. Lindsay	21,700	$36.48	1,354
Richard M. Wolfson	21,700	$36.48	1,755

(1)	Each option has an exercise price equal to the fair market value of our common stock at the time of grant, as determined by the closing price of the stock on the date of the grant, or the most recent closing price if the market is not open on the grant date.

Grants of time vested restricted stock units are not deemed “performance based compensation” under Section 162(m) of the Internal Revenue Code and an executive officer will realize at least some value from the grant of such units even if the market value of the Company’s common stock declines over the vesting period.

Perquisites.  The Company’s officers receive limited perquisites, as follows:

•	Company-paid physicals, the results of which are shared with the Company. It is in the Company’s interest to identify as early as possible any health issues that may impact an officer’s ability to perform his or her duties, and these Company-paid physicals are also provided to various executives outside of the named executive officer group.

•	Reimbursement of an amount up to 3% of the executive’s base salary for financial planning, tax preparation and estate planning provided by service providers acceptable to the Company, as well as a “gross up” of the incremental tax cost. It should be noted that the named executive officers typically do not avail themselves of the full value of the financial planning perquisite each year. In practice, therefore, the Company typically expends less than $15,000 per year on this perquisite in any given year for all of the named executive officers as a group.

•	A leased car and payment of attendant operating costs (e.g., gas, insurance, repairs/maintenance) as well as a “gross up” of the incremental tax cost. This benefit is provided to all officers of a certain level of the Company and its significant domestic subsidiaries, and not just the named executive officers.

No executive officer other than the Chief Executive Officer may use Company aircraft for non-business purposes, although IRS regulations may require the Company to treat a spouse accompanying an executive officer on a business trip as a personal benefit depending on the number of Company personnel on the aircraft. Although the Company does not have a written policy regarding the non-business use of Company aircraft by the Chief Executive Officer, such non-business use occurs infrequently. Mr. Johnson, the Company’s Chief Executive Officer, used the Company plane once in fiscal 2008 for non-business purposes, in order to stop over and attend the funeral of a family member while Mr. Johnson was on his way to a business meeting. The cost of any non-business flight is borne by the Company, but an amount calculated in accordance with applicable IRS regulations is included in the Chief Executive Officer’s gross income for the year and he bears all associated taxes.

The value of the perquisites and other benefits payable to the named executive officers is set forth in the “Summary Compensation Table” under the heading “All Other Compensation.”

Executive Insurance Benefits

The Company pays the premiums for supplemental life insurance policies owned by each of Messrs. Johnson, Klein and Lindsay (and another member of management who is not an executive officer) which will pay their respective beneficiaries an amount equal to approximately two times their respective base salaries upon their death. The Company also pays the incremental tax cost to these executives (i.e., a gross-up) to offset any negative personal income tax consequences associated with the Company’s payment of the premiums. In addition, the Company itself owns life insurance policies on each of Messrs. Johnson, Klein and Lindsay (and another member of management who is not an executive officer) which will pay their respectively named beneficiaries an additional amount equal to approximately two times their respective base salaries, with any remainder going to the Company. The foregoing supplemental life insurance benefits are provided to the above-named individuals in order to compensate them for the loss of a benefit provided under a legacy supplemental life insurance program that is no longer in effect.

The Company also provides each of Messrs. Johnson, Ferrise, Klein, Lindsay and Wolfson (and certain other members of management who are not executive officers) with supplemental disability insurance coverage totaling between approximately 75% and 110% of their respective cash compensation in the event they are disabled. The precise level of coverage depends on the nature and severity of the disability. Under the disability program available to employees generally, this amount would otherwise be capped at 50%. Executives have the option of declaring the Company paid amounts as taxable income, and any executives electing to do so would pay the associated taxes themselves (i.e., there is no gross up). In the event of a disability, executives who elected this option would receive the resulting benefits free of income tax. The Company believes that the provision of the extra insurance coverage described above to the Company’s named executive officers is an important element in attracting and retaining executive officers and is common practice among the Company’s peer group.

The value of the Company-paid insurance premiums and any associated gross-ups described above are included in the “Summary Compensation Table” under the heading “All Other Compensation” and further broken down in the table entitled “All Other Compensation”.

Retirement Plans

The Company believes that its various retirement plans serve an important role in retaining the Company’s executives. The Company balances the effectiveness of these plans as a compensation and retention tool with the cost of providing them. A full description of these plans and the named executive officers’ participation therein is set forth in this Proxy statement under the heading “Retirement Plans”, and the estimated total annual retirement benefits payable to the named executive officers is described in the Pension Benefits Table.

Employment and Change of Control Agreements

When Mr. Johnson was named Chairman and Chief Executive Officer of the Company in 2000, the Company entered into an amended employment agreement with Mr. Johnson. As disclosed on Form 8-K filed with the SEC on January 23, 2008, Mr. Johnson’s employment agreement was amended again on January 23, 2008 when Mr. Johnson voluntarily agreed to give up a right to receive a special bonus associated with the Company having achieved certain revenue and profitability targets. As disclosed on Form 8-K filed with the SEC on December 30, 2008, Mr. Johnson’s employment agreement was amended again on December 29, 2008 to reference his new Change of Control Agreement (discussed below) and to include a provision intended to ensure compliance with Section 409A of the Internal Revenue Code of 1986 (“409A”).

Mr. Johnson’s employment agreement, as amended, provides that Mr. Johnson will be employed as the Company’s Chairman, President and Chief Executive Officer. Mr. Johnson is entitled to receive an annual salary (currently $750,000), and to have such salary increased annually at the discretion of the Committee. Mr. Johnson is eligible to participate in all executive incentive plans and in all employee benefit and retirement plans available within the Company, as well as all perquisites made available to executive officers of the Company. Mr. Johnson’s agreement, as amended, expires on the date of the 2009 Annual Meeting. His agreement is extended automatically each year thereafter unless the agreement is terminated by the Board.

The termination provisions of Mr. Johnson’s agreement and the economic consequences of termination and change of control of the Company are discussed further below under the heading “Potential Payments Upon Termination or Change of Control”.

As disclosed on Form 8-K filed with the SEC on December 30, 2008, the Company entered into Change of Control Agreements with each of the named executive officers on December 29, 2008, which replaced and superseded earlier change of control agreements with such executives. At the same time, the Company entered into substantially identical agreements with various Company executives other than the named executive officers. The change of control provisions of these agreements and the economic consequences of such a change of control for each of the named executive officers are discussed further below under the heading “Potential Payments Upon Termination or Change of Control.”

The Company believes that the protections afforded through the termination and change of control provisions of the Company’s agreements with the Company’s named executive officers are an important element in attracting and retaining executive officers.

Stock Ownership Guidelines

The Company has established stock ownership guidelines for executive officers. These guidelines require that executive officers, after a five-year period from the time they become executive officers, own Company common stock with a value ranging from a minimum of two times annual salary for officers at the level of corporate vice president to a minimum of four times annual salary for the Company’s Chief Executive Officer. In each case, shares subject to in-the-money options granted to an officer as well as grants of restricted stock units (irrespective of any deferral election by the officer or vesting) count toward the fulfillment of these guidelines. These guidelines are not mandatory, but are intended to convey expectations regarding the expected levels of stock ownership by executive officers. The Company has no official policy that specifies the consequences for failing to meet the guidelines within a reasonable period of time. The determination of such consequences in any particular instance would be a matter for the Board of Directors or the Committee to decide.

The Committee oversees these guidelines and reviews each covered executive’s standing in respect of the same once per year. In January of 2009, the Committee determined that all of the Company’s executives currently comply with the guidelines based on their respective years of employment of the Company.

Compensation Decisions for 2009

At the beginning of fiscal year 2008, the Committee engaged the consulting firm of Frederic W. Cook & Co., Inc. (“FWC”) as its independent advisor on matters of executive compensation. Based on certain Committee members’ prior experience with FWC and the work that FWC did for the Committee at the beginning of fiscal year 2008, the Committee decided that FWC should serve as its primary outside and independent advisor in respect of 2009 executive compensation matters. Notwithstanding this engagement, as previously stated, the Committee considers the input of outside consultants to be but one of several factors in discharging its responsibilities. Some of these other factors are mentioned above under the heading “Establishing Compensation for Executive Officers”.

During fiscal year 2008, the Committee asked FWC to assess the Company’s benchmarking practices, including the composition of the 2007 Peer Group, and to conduct a comprehensive competitive assessment of the annual salary, target total cash compensation and target total direct compensation (which consists of the sum of annual salary, target annual cash incentives and the value of annual long-term incentive awards) for each of the Company’s executives, including the named executive officers. As in years past, the Committee intended to use these assessments as the starting point for establishing executive compensation for fiscal year 2009.

The Company believes that the selection of a peer group to be used for executive compensation benchmarking purposes is something that requires reconsideration every year or two. As a general rule, the Company expects to change certain members of the peer group from one period to another, as the Company refines its benchmarking criteria and as the Company and members of the peer group change in ways that make comparisons less or more appropriate. For example, certain companies that formed part of the 2007 Peer Group experienced dramatic shifts in their business profiles and market capitalizations in 2008 which the Company believed made them less valuable as comparators for the Company for 2009. Similarly, with the acquisition of Perry Equipment Corporation at the beginning of fiscal year 2008, the Company’s annual revenues grew by more than 10%, which, in the view of the Company, necessitated the removal of one of the smaller companies from the 2007 Peer Group.

For 2009, based in part on FWC’s recommendation, the Company revised the peer group to better approximate the Company, and elected to augment this peer group data with data from two large-scale independent executive compensation surveys. The Company concluded that using both proxy and survey data would allow for a better and more accurate comparison of compensation practices and programs, as each data source provides certain advantages and disadvantages relative to the other. Because they derive from SEC filings, the Company believes that proxy data are more transparent, but come from a more limited sample size and may be more difficult to correlate to positions other than the Chief Executive Officer and Chief Financial Officer. Survey data, on the other hand, come from a larger sample size and may be more easily correlated to certain executive positions, but necessarily reflect companies outside of a defined peer group.

Based on this, the Company concluded that using both peer group and survey data would provide the basis for a more complete and meaningful benchmarking analysis, and Company elected to conduct its benchmarking for fiscal year 2009 by looking at executive compensation data from (i) a refined peer group of 19 companies(1) and (ii) data from two different executive compensation surveys(2)  based on position-specific responsibilities. The results of this analysis showed that the Company’s total compensation levels were generally conservative — i.e., falling below the median compensation levels of the companies within the peer group and the survey groups — with several executives, including Mr. Wolfson and Mr. Lindsay, falling significantly below the median, particularly with respect to target cash compensation.

The Committee used this assessment as its starting point in making 2009 compensation decisions in respect of the executive officers and also considered various other factors with respect to these individuals, including

   (1) The companies comprising the new peer group were the following: Astec Industries, Inc., Brady Corporation, Chart Industries, Inc., CIRCOR International, Inc., Donaldson Company, Inc., Dresser-Rand Group Inc., EnPro Industries, Inc., ESCO Technologies Inc., GATX Corporation, Graco Inc., IDEX Corporation, Kaydon Corporation, MSC Industrial Direct Co., Inc., Nordson Corporation, Robbins & Myers, Inc., Tecumseh Products Company, The Toro Company, Valmont Industries, Inc., and Wabtec Corporation.
   (2) The surveys used were the 2007 Towers Perrin Executive Compensation Database and 2007 Hewitt Executive Compensation Survey, both of which are general industry surveys. For corporate executives, revenue was scoped to be representative of the Company’s 2008 revenue estimates, with a similar methodology used for executives running the Company’s operating units. The survey data was aged to 1/1/2009.

their respective criticality to the Company, their respective expected future contribution to the Company, their respective skill sets and performance to date, competitive pressures (i.e., “hire-away” risk), tenure, and the difficulty and cost of replacement. Based on these considerations, the Committee authorized (i) the increase of Mr. Lindsay’s salary from $192,816 to $210,000 and an increase in his target bonus from 35% of salary to 40%; (ii) the increase of Mr. Wolfson’s salary from $250,000 to $275,000 and an increase in his target bonus from 35% of salary to 40%; (iii) the increase of Mr. Johnson’s target bonus from 80% of salary to 85%; and (iv) the increase in the salary and/or the target bonus rates of certain other members of senior management other than the named executive officers. Mr. Johnson, Mr. Ferrise and Mr. Klein were authorized to receive normal cost of living salary increases of approximately 3% in 2009, and Mr. Ferrise’s and Mr. Klein’s target bonus levels remained unchanged from their 2008 levels.

Notwithstanding the Committee’s authorization with respect to salary increases, shortly after the beginning of fiscal year 2009, the Company implemented a wage and salary freeze for all Company employees effective as of the beginning of the fiscal year. The named executive officers recommended to the Committee, and the Committee agreed, that the named executive officers should be treated no differently than any other employee with respect to the wage and salary freeze. Consequently, the salary increases for each of the executive officers mentioned above are not in effect and their current salaries are the same as in fiscal 2008. Whether and when the Company will unfreeze wages and salaries in 2009 will depend on the Company’s assessment of the economy and the state of the Company’s business.

With respect to equity-based incentives, on December 14, 2008 (which is at the outset of fiscal 2009), the Committee approved grants of stock options and restricted stock units (at the last closing date price of $32.78) to the named executive officers as follows:

Fiscal Year 2009 Option and Restricted Stock Unit Grants

	Stock Options	Restricted Stock
Name	(#)	Units (#)

Norman E. Johnson	120,000	15,750
Bruce A. Klein	40,000	3,862
Sam Ferrise	35,000	4,153
David J. Lindsay	22,000	1,750
Richard M. Wolfson	25,000	2,292

Deductibility of Executive Compensation

In establishing executive compensation, the Company considers its deductibility under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct non-performance based compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under its incentive plans is generally fully deductible for federal income tax purposes other than with respect to amounts realized in respect of time based vested restricted stock units. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Robert H. Jenkins, Chairman
Robert J. Burgstahler
Paul Donovan
Philip R. Lochner, Jr.

The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value
							and Non
							Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary (1)	Bonus (2)	Awards (3)	Awards (4)	Compensation (5)	Earnings (6)	Compensation (7)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Norman E. Johnson	2008	723,077	—	655,113 (8)	1,497,207 (8)	548,092	—	213,853	3,637,342
Chairman, President and Chief Executive Officer	2007	696,154	—	540,954	915,343	144,730	75,638	201,374	2,574,193
Bruce A. Klein	2008	320,640	—	115,240	379,193	152,625	—	84,178	1,051,875
Vice President — Chief Financial Officer	2007	311,077	—	227,256	430,608	51,763	343,056	90,761	1,454,521
Sam Ferrise	2008	345,088	—	117,349	162,094	100,434	—	40,192	765,158
President, Baldwin Filters, Inc.	2007	331,815	—	114,931	125,074	155,217	—	41,024	768,061
David J. Lindsay	2008	192,384	—	47,366	100,569	64,449	—	60,361	465,129
Vice President — Chief Administrative Officer	2007	186,646	—	46,585	79,301	26,410	12,882	45,089	396,913
Richard M. Wolfson	2008	247,969	—	30,339	106,361	83,070	—	29,772	497,511
Vice President — General Counsel and Corporate Secretary	2007	222,938	—	14,336	55,289	31,546	—	25,042	349,151

(1)	The amounts shown in this column are before any deferrals under the terms of the Deferred Compensation Plan. Additional information about deferred amounts can be found in the table entitled, “Nonqualified Deferred Compensation for Fiscal Year 2008”.

(2)	Cash payments made to our named executive officers under our cash incentive plan are reflected under the “Non-Equity Incentive Plan Compensation” column.

(3)	The amounts in this column represent the expense recognized by the Company for financial statement reporting purposes for restricted stock units for fiscal year 2008, calculated in accordance with FAS 123R (disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions), and thus include amounts corresponding to restricted stock unit awards granted prior to fiscal 2008 but which vested in fiscal 2008. See also Footnote N of the Company’s consolidated financial statements for the three years ended November 29, 2008, included in our 2008 Annual Report, for the other assumptions made in determining FAS 123R values.

(4)	The amounts shown in this column represent the expense recognized for financial statement reporting purposes for stock options for fiscal year 2008, calculated in accordance with FAS 123R (disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions), and thus include amounts corresponding to option awards granted prior to fiscal 2008 but which vested in fiscal 2008. Assumptions used in the calculation of these amounts follow:

			Risk-Free
	Volatility	Expected Life	Interest Rate	Dividend Yield
Grant Date	(%)	(Years)	(%)	(%)

12/14/2003	22.8	5	3.42	1.29
1/27/2006	20.7	6	4.50	0.96
12/17/2006	20.5	6	4.52	0.89
12/16/2007	20.2	6	3.88	0.85

See also Footnote N of the Company’s consolidated financial statements for the three years ended November 29, 2008, included in our 2008 Annual Report, for the other assumptions made in determining FAS 123R values.

(5)	Payment for 2008 performance under the terms of the CVA Plan and the CVA Model, both of which are described in detail under the heading of Performance-Based Cash Incentive Compensation in the Compensation Discussion and Analysis.

(6)	Amounts consist of the change in annual actuarial present value of pension benefits, as also reported in the table entitled “Pension Benefits for Fiscal Year 2008”. As a result of increases in the discount and lump-sum interest rates, pension values decreased by the following amounts: Mr. Johnson — $1,010,615; Mr. Klein — $17,752; Mr. Ferrise — $21,505; and Mr. Lindsay — $62,149. The Deferred Compensation Plan does not provide for above-market or preferential earnings.

(7)	See the table immediately below which describes each component of the “All Other Compensation” column for fiscal 2008.

(8)	Mr. Johnson turned 60 years of age during fiscal year 2008, which is the age at which he can voluntarily retire. Consequently, the Company was required to immediately expense all previously granted stock options and restricted stock units, irrespective of any time-based vesting to which such grants may otherwise be subject.

“ALL OTHER” COMPENSATION

					Perquisites and Personal Benefits (5)
		Insurance						Non-Business		Total “All
	401(k)	Premiums	Dividends	Tax Gross-	Company	Financial	Physical	Aircraft		Other
	Match (1)	Paid (2)	Paid (3)	Ups (4)	Car	Planning	Exam	Usage		Compensation”
	($)	($)	($)	($)	($)	($)	($)	($)		($)

Norman E. Johnson	3,450	81,056	36,778	53,045	28,155	6,442	3,301	1,626		213,853
Bruce A. Klein	3,450	44,565	4,555	15,273	14,138	—	2,197	—		84,178
Sam Ferrise	9,200	5,180	3,015	4,531	13,121	5,146	—	—		40,192
David J. Lindsay	3,957	15,370	5,840	8,174	14,448	2,125	9,933	514	(6)	60,361
Richard M. Wolfson	8,990	156	1,140	2,413	17,074	—	—	—		29,772

(1)	Mr. Johnson, Mr. Klein and Mr. Lindsay are participants in the Company’s original 401(k) plan which matches $.50 for each dollar contributed, up to the first 3% of base salary; Mr. Ferrise and Mr. Wolfson are participants in the new 401(k) plan which matches $1.00 for each dollar contributed, up to the first 3% of base salary and $.50 for each dollar contributed up to the next 2% of base salary.

(2)	Premiums paid for supplemental executive life insurance and supplemental executive long term disability insurance.

(3)	Amounts represent dividends paid on unvested restricted stock units and deferred restricted stock units. There is debate about whether such amounts are already reflected in the closing stock price (i.e., the fair market value) of these units. To the extent they are, then these amounts are effectively being double counted and should not be included in this table (and thus they should also be excluded from the Summary Compensation Table). However, in the interest of greater disclosure, the Company has elected to separately identify these dividend payments.

(4)	Amounts represent reimbursements for the payment of taxes for one or more of the following items: (i) financial planning, tax preparation and estate planning services; (ii) leased vehicle and (iii) life insurance premiums.

(5)	All amounts shown are valued at the incremental cost to the Company of providing the benefit. The incremental cost of the Company aircraft use for a non-business flight is calculated by multiplying the aircraft’s hourly variable operating cost by a trip’s flight time, which includes any flight time of an empty return flight. Variable operating costs include: (1) landing, parking, crew travel and flight planning services expense; (2) supplies, catering and crew traveling expenses; (3) aircraft fuel and oil expenses; (4) maintenance, parts, and external labor (inspections and repairs); and (5) any customs, foreign permit and similar fees. Fixed costs that do not vary based upon usage are not included in the calculation of direct operating cost.

(6)	The amount reflected for Mr. Lindsay in this column was associated with his spouse accompanying him on a required trip to attend a board meeting of the Company.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2008

					All Other	All Other
					Stock	Option		Grant
					Awards:	Awards:		Date Fair
		Estimated Possible Payouts			Number of	Number of	Exercise or	Value of
		Under Non-Equity Incentive			Shares of	Securities	Base Price	Stock and
		Plan Awards (1)			Stock or	Underlying	of Option	Option
		Threshold (2)	Target (3)	Maximum (4)	Units (5)	Options (6)	Awards (7)	Awards (8)
Name	Grant Date	($)	($)	($)	(#)	(#)	($)	($)

Norman E. Johnson
Annual Cash Incentive Plan	N/A	72,500	580,000	1,450,000
Restricted Stock Units	12/16/07				12,500			456,000
Stock Options	12/16/07					120,000	36.48	1,130,400
Bruce A. Klein
Annual Cash Incentive Plan	N/A	32,136	160,680	401,700
Restricted Stock Units	12/16/07				3,159			115,240
Stock Options	12/16/07					40,000	36.48	376,800
Sam Ferrise
Annual Cash Incentive Plan	N/A	34,611	173,056	432,640
Restricted Stock Units	12/16/07				3,402			124,105
Stock Options	12/16/07					35,000	36.48	329,700
David J. Lindsay
Annual Cash Incentive Plan	N/A	19,282	67,486	168,714
Restricted Stock Units	12/16/07				1,354			49,394
Stock Options	12/16/07					21,700	36.48	204,414
Richard M. Wolfson
Annual Cash Incentive Plan	N/A	25,000	87,500	218,750
Restricted Stock Units	12/16/07				1,755			64,022
Stock Options	12/16/07					21,700	36.48	204,414

(1)	The amounts in these columns represent the range of potential payouts for fiscal year 2008 under the CVA Model as described in the Compensation Discussion and Analysis. See the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” for the amount actually paid to each named executive officer for 2008 performance under the CVA Plan.

(2)	The amount shown as Threshold in this column represents payout of the named executive officer at “Level 1” under the CVA Model.

(3)	The amount shown as Target in this column represents payout of the named executive officer at “Level 6” under the CVA Model.

(4)	The amount shown as Maximum in this column represents payout of the named executive officer at “Level 10” under the CVA Model. As discussed in the description of the CVA Model in the Compensation Discussion and Analysis, it is possible for an executive to exceed Level 10, but this happens infrequently.

(5)	The amounts shown in this column represent restricted stock units granted under the 2004 Plan on December 16, 2007, as described in the Compensation Discussion and Analysis.

(6)	Amounts shown in this column represent stock options granted under the 2004 Plan on December 16, 2007, as described in the Compensation Discussion and Analysis.

(7)	Each option has an exercise price equal to the fair market value of common stock at December 12, 2008 — the most recent previous closing price for the Company’s stock, as the market was not open on the grant date.

(8)	The amounts in this column represent the grant date fair value in accordance with FAS 123R. The restricted stock unit fair value is $36.48 per unit. The stock option fair value is $9.42 per share. See Footnote N of the Company’s consolidated financial statements for the three years ended November 29, 2008, included in our 2008 Annual Report, for the assumptions made in determining FAS 123R values.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008

	Option Awards (1)					Stock Awards (2)
								Market
							Number of	Value of
							Shares or	Shares or
							Units of	Units of
		Number of Securities		Option			Stock Held	Stock Held
		Underlying Unexercised		Exercise	Option		That Have	That Have
		Options (#)		Price	Expiration		not Vested	not Vested (3)
Name	Grant Date	Exercisable	Unexercisable	($)	Date	Grant Date	(#)	($)

Norman E. Johnson	12/20/99	50,000		8.97	12/19/09
	12/16/01	27,500		13.75	12/15/11
	12/15/02	60,000		16.15	12/14/12
	12/14/03	90,000		22.80	12/13/13
	6/30/04	63,512		22.57	12/19/09
	6/30/04	66,316		22.57	12/16/10
	6/30/04	41,986		22.57	12/15/11
	6/30/04	24,832		22.57	12/14/12
	12/12/04	120,000		26.08	12/11/14	12/12/04	2,318	74,431
	6/21/05	28,067		28.96	12/19/09
	6/21/05	19,520		28.96	12/16/10
	6/21/05	18,321		28.96	12/15/11
	6/21/05	21,567		28.96	12/14/12
	6/21/05	25,945		28.96	12/13/13
	11/18/05	120,000		28.79	11/17/15	11/18/05	2,375	76,261
	12/17/06	30,000	90,000	33.75	12/16/16	12/17/06	9,326	299,458
	12/16/07	0	120,000	36.48	12/15/17	12/16/07	12,500	401,375

	Option Awards (1)					Stock Awards (2)
								Market
							Number of	Value of
							Shares or	Shares or
							Units of	Units of
		Number of Securities		Option			Stock Held	Stock Held
		Underlying Unexercised		Exercise	Option		That Have	That Have
		Options (#)		Price	Expiration		not Vested	not Vested (3)
Name	Grant Date	Exercisable	Unexercisable	($)	Date	Grant Date	(#)	($)

Bruce A. Klein	12/20/99	8,500		8.97	12/19/09
	12/16/01	10,000		13.75	12/15/11
	12/15/02	22,000		16.15	12/14/12
	12/14/03	33,000		22.80	12/13/13
	7/8/04	10,866		22.20	12/19/09
	7/8/04	25,830		22.20	12/16/10
	7/8/04	15,392		22.20	12/15/11
	7/8/04	9,184		22.20	12/14/12
	12/12/04	44,000		26.08	12/11/14	12/12/04	1,936	68,941
	6/21/05	4,772		28.96	12/19/09
	6/21/05	7,554		28.96	12/16/10
	6/21/05	6,662		28.96	12/15/11
	6/21/05	7,908		28.96	12/14/12
	6/21/05	9,513		28.96	12/13/13
	11/18/05	39,625		28.79	11/17/15	11/18/05	1,023	32,849
	12/17/06	10,000	30,000	33.75	12/16/16	12/17/06	2,654	85,220
	12/16/07	0	40,000	36.48	12/15/17	12/16/07	3,159	101,435
Sam Ferrise	12/14/03	35,000		22.80	12/13/13
	12/12/04	35,000		26.08	12/11/14	12/12/04	1,032	33,138
	6/23/05	6,458		29.09	4/1/11
	6/23/05	6,222		29.09	12/5/11
	11/18/05	35,000		28.79	11/17/15	11/18/05	1,023	32,849
	12/17/06	8,750	26,250	33.75	12/16/16	12/17/06	2,654	85,220
	12/16/07	0	35,000	36.48	12/15/17	12/16/07	3,402	109,238
David J. Lindsay	12/20/99	5,750		8.97	12/19/09
	12/16/01	23,000		13.75	12/15/11
	12/15/02	23,000		16.15	12/14/12
	12/14/03	17,250	5,750	22.80	12/13/13
	12/12/04	23,000		26.08	12/11/14	12/12/04	420	13,486
	6/21/05	9,683		28.96	12/19/09
	6/21/05	16,588		28.96	12/13/13
	11/18/05	21,700		28.79	11/17/15	11/18/05	419	13,454
	12/17/06	5,425	16,275	33.75	12/16/16	12/17/06	1,066	34,229
	12/16/07	0	21,700	36.48	12/15/17	12/16/07	1,354	43,477
Richard M. Wolfson	01/27/06	1,500	1,500	34.40	1/26/16
	12/17/06	5,425	16,275	33.75	12/16/16	12/17/06	1,274	40,908
	12/16/07	0	21,700	36.48	12/15/17	12/16/07	1,755	56,353

(1)	All stock option awards become exercisable over a four-year period at the rate of 25% per year, beginning one year from the grant date, except for the following grants which became exercisable immediately: (i) the 12/12/2004 grants to Messrs. Johnson, Klein, Ferrise and Lindsay; (ii) the 11/18/2005 grants to Messrs. Johnson, Klein, Ferrise, and Lindsay; (iii) the 6/30/2004 and 6/21/2005 grants to Mr. Johnson; (iv) the 7/8/2004 and 6/21/2005 grants to Mr. Klein; (v) the 6/23/2005 grants to Mr. Ferrise; and (vi) the 6/21/2005 grants to Mr. Lindsay. The grants referred to in item (iii) immediately above represent reload options. Under current company practice, reload options are no longer granted.

(2)	All Stock Awards are restricted stock units. The restricted stock units vest over a four-year period at the rate of 25% per year, beginning one year from the grant date indicated. The plan provides for a deferral feature that allows participants to defer the receipt of the underlying shares for any number of full years up to ten or until the termination of employment. At the end of fiscal 2008, Mr. Johnson had deferred a total of 84,930 units, Mr. Klein — 4,974, Mr. Lindsay — 14,017 and Mr. Wolfson — 425.

(3)	Valued at the closing price of $32.11 on November 28, 2008, the last trading day of the fiscal year.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2008

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired		Value Realized
	on Exercise	Upon Exercise (1)	on Vesting		on Vesting (2)
Name of Executive Officer	(#)	($)	(#)		($)

Norman E. Johnson	56,146	797,658	10,334	(3)	360,525	(3)
Bruce A. Klein	18,810	272,754	4,051		140,684
Sam Ferrise	0	0	4,199		146,083
David J. Lindsay	11,349	105,205	1,701		59,135
Richard M. Wolfson	0	0	425	(3)	15,504	(3)

(1)	Calculated by multiplying the number of shares of common stock issued upon exercise of stock options by the difference between the option exercise price and the closing price of the Company’s common stock on the day immediately preceding the date of exercise.

(2)	Calculated using the closing price of the stock on the date of vesting.

(3)	As of the end of fiscal 2008, Mr. Johnson and Mr. Wolfson had elected to defer receipt of these shares until the termination of their respective employment with the Company.

Retirement Plans

Certain employees of the Company and its subsidiaries, including several of the named executive officers, are eligible to receive benefits under the CLARCOR Inc. Pension Plan (the “Pension Trust”). The amount of the Company’s contribution to the Pension Trust in respect to a specified person cannot be individually calculated.

The Pension Trust provides benefits calculated under a Social Security step-rate formula based on career compensation. Benefits are payable for life with a guarantee of 120 monthly payments. The formula accrues an annual benefit each plan year equal to the sum of (a) plan year compensation up to age 65 covered compensation in effect each December multiplied by .012 plus (b) any excess of such plan year compensation over age 65 covered compensation (subject to Internal Revenue limitations applicable to all qualified retirement plans) multiplied by .0175. The aggregate of all annual accruals plus the benefit accrued at November 30, 1989 under prior plans is the amount of annual pension.

Estimated annual retirement benefits payable under the Pension Trust at normal retirement (age 65) for each of the Named Executive Officers are reflected in the tables below. Such annual retirement benefits are not subject to any reduction for Social Security amounts.

Effective January 1, 2004, the Board adopted a program pursuant to which the pension benefits payable under the Pension Trust to most employees of the Company were frozen. As to these employees, no further benefits will accrue under the Pension Trust. As a substitute benefit the Company implemented a new 401(k) plan (the “New 401(k) Plan”) which is available to substantially all United States employees of the Company and its subsidiaries. Under the New 401(k) Plan the Company will match all contributions by a participant up to 3% of his or her compensation and 50% of the next 2% of such compensation contributed.

The Company offered employees who were both at least 40 years old and had 10 years of service the option of continuing to participate in the Pension Trust or adopting the New 401(k) Plan. Those employees electing to continue participation in the Pension Trust also are eligible to continue to participate in the Company’s previously established 401(k) Plan (the “Old 401(k) Plan”). Under the Old 401(k) Plan, the Company will match 50% of contributions by a participant up to 3% of his or her compensation. Messrs. Johnson and Lindsay elected to continue to participate in the Pension Trust and will therefore continue to accrue benefits under that program. Messrs. Ferrise and Klein were not eligible to continue to participate in the Pension Trust, and Mr. Wolfson was not with the Company. However, Mr. Klein continued to participate in the Old 401(k) Plan. The amounts currently payable to Messrs. Ferrise and Klein pursuant to the Pension Trust will not increase or decrease in the future.

Effective December 1, 1994, the Company established two new retirement plans for officers and senior executives of the Company: the 1994 Supplemental Pension Plan and the 1994 Executive Retirement Plan. The 1994 Supplemental Pension Plan is intended to preserve benefits lost by reason of the maximum limitations on compensation and benefits imposed on tax qualified retirement plans by the Internal Revenue Code of 1986. The 1994 Executive Retirement Plan provides a monthly benefit to a participant equal to (a) 65% of his average monthly compensation with respect to the three consecutive fiscal years for which he received the highest compensation, reduced by (b) his monthly normal retirement benefit provided by the Pension Trust. A minimum of 15 years of service after attainment of the age of 40 is required to earn a full benefit of 65% of compensation at retirement. The annual benefit is payable as a life annuity commencing at age 65 with payments for 15 years guaranteed. Benefits in both of the 1994 plans are also payable as lump sums. Assumptions for determination of equivalence are defined in the plans and current assumptions are included in the assumptions table below. Messrs. Johnson and Klein are participants in both of the 1994 plans. Messrs. Ferrise and Lindsay are participants in the 1994 Supplemental Pension Plan, but Mr. Ferrise’s participation is currently frozen. Mr. Wolfson is not a participant in either plan. Such annual retirement benefits are not subject to reduction for Social Security amounts.

The table below sets forth the following pension benefit information with respect to the Company’s named executive officers under the Pension Trust and the 1994 Supplemental Pension Plan and 1994 Executive Retirement Plan:

PENSION BENEFITS FOR FISCAL YEAR 2008

			Present
		Number of	Value
		Years	of	Payouts
		Credited	Accumulated	During Last
		Service	Benefit (1)	Fiscal Year
Name	Plan Name	(#)	$	$

Norman E. Johnson
	Pension Trust	17	349,858	0
	Supplemental/Executive Retirement Plans (2)	17	9,259,903	0
Bruce A. Klein
	Pension Trust	8	151,403	0
	Supplemental/Executive Retirement Plans (2)	13	3,593,572	0
Sam Ferrise
	Pension Trust	2	18,115	0
	Supplemental Pension Plan	2	47,799	0
David J. Lindsay
	Pension Trust	21	193,550	0
	Supplemental Pension Plan	21	50,952	0
Richard M. Wolfson
	Pension Trust	N/A	N/A	N/A
	Supplemental Pension Plan	N/A	N/A	N/A

(1)	The assumptions utilized to calculate the Present Value of Accumulated Benefit are as follows:

		Executive	Supplemental
	Pension Plan	Retirement Plan	Pension Plan

Normal Retirement Age	65	65	65
Discount Rate Before Retirement	8.25%	7.50%	7.50%
Discount Rate After Retirement	8.25%	3.75%	3.75%
Mortality Table After Retirement	RP-2000	UP84	UP84

(2)	The Company and its actuaries do not separate the Supplemental Pension Plan and Executive Retirement Plans and consider them as a single plan for purposes of calculating the payment amounts. This is because the Executive Retirement Plan “sits on top of” the Supplemental Pension Plan, whereby amounts payable to the executive under the Supplemental Pension Plan are credited against amounts payable under the Executive Retirement Plan. Since the Executive Retirement Plan provides for larger payouts than the Supplemental Pension Plan, the effective result is that the executive receives the amounts due under the Executive Retirement Plan.

Deferred Compensation Plan

The Company has a Deferred Compensation Plan, pursuant to which the Company’s executive officers may elect to defer receipt of cash compensation and vested restricted stock units for any number of years up to ten or the executive’s separation from the Company. Any deferred cash amounts are invested in the same funds available to all employees participating in the 401(k) plan other than Company stock and the investment choices/allocations are made by the executive. The Company does not pay any above-market or preferential interest to the executive, and any invested amounts are subject to the same market risks as any other investments under the Company’s 401(k) plan.

The table below sets forth the following information with respect to the Company’s named executive officers under the Deferred Compensation Plan with respect to fiscal 2008:

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2008

		Executive		Company	Aggregate
		Contributions		Contributions	Earnings	Aggregate	Aggregate
		in Last		in Last	in Last	Withdrawals	Balance at
		FY (1)		FY	FY (4)	/Distributions	Last FYE
Name	Plan	($)		($)	($)	($)	($)

Norman E. Johnson
	Deferred Compensation	15,000		0	(533,095)	99,841	745,442	(5)
	Restricted Stock Unit (2)	360,526	(3)	0	(289,788)	0	2,727,102	(6)
Bruce A. Klein
	Deferred Compensation	34,882		0	(563,781)	437,544	968,739	(5)
	Restricted Stock Unit (2)	0		0	(17,409)	0	159,715	(6)
Sam Ferrise
	Deferred Compensation	0		0	0	0	0
	Restricted Stock Unit (2)	0		0	0	0	0
David J. Lindsay
	Deferred Compensation	0		0	0	0	0
	Restricted Stock Unit (2)	0		0	(49,060)	0	450,085	(6)
Richard M. Wolfson
	Deferred Compensation	0		0	0	0	0
	Restricted Stock Unit (2)	15,504		0	(1,857)	0	13,647	(6)

(1)	The amounts in this column with respect to deferred compensation are also included in the “Salary” column in the “Summary Compensation Table”.

(2)	The Incentive Plans allow for deferral of restricted stock units for any number of full years up to ten or until termination of employment.

(3)	Amounts represent the number of units which vested and were deferred in fiscal year 2008, valued at the closing stock price on the vesting date. Of the restricted stock unit values shown for Mr. Johnson and Mr. Wolfson, $199,113 and $14,335, respectively, are also included in the entries for Mr. Johnson and Mr. Wolfson under the “Stock Awards” column in the “Summary Compensation Table”.

(4)	For the Deferred Compensation Plan, earnings are based solely on the results of the investment choices made by the named executive officer. The investment choices are the same funds available to all employees participating in the 401(k) plan. For restricted stock units, earnings are calculated as follows: i) number of restricted stock units deferred in fiscal 2008 valued at the change in the closing stock price from the date of vesting to the end of fiscal 2008 plus, ii) the number of restricted stock units that were deferred prior to fiscal 2008, valued by the change in the closing stock price on the first day of fiscal year 2008 to the last day of fiscal year 2008. None of the amounts reflected in the “Aggregate Earnings in Last FY” column have been reported as compensation in the “Summary Compensable Table” as a result of the fact that above-market or preferential earnings are not available in connection with the items described above.

(5)	Of this amount the following amounts were reported as compensation to the executive in the Summary Compensation Tables in prior years’ proxy statements: Mr. Johnson — $886,259; Mr. Klein — $1,293,983.

(6)	Amount represents the total number of vested restricted stock units deferred as of the end of fiscal 2008, valued at the closing stock price on the last day of the fiscal year. Of this amount the following amounts were reported as compensation to the executive in the Summary Compensation Tables in prior years’ proxy statements: Mr. Johnson — $1,422,095; Mr. Klein — $53,642; Mr. Lindsay — $203,173; and Mr. Wolfson — $14,344.

Potential Payments Upon Termination or Change in Control

Termination without “Cause” or for “Good Reason”

Mr. Johnson’s employment agreement terminates automatically upon his death or disability and can be terminated by the Company for “Cause” or by Mr. Johnson for “Good Reason”. Under the agreement, “Cause” means a fraud, misappropriation or intentional material damage to property or business of the Company or commission of a felony, and “Good Reason” means any of the following:

•	A material adverse reduction in the nature or scope of Mr. Johnson’s authority, duties or responsibilities, as he may determine in good faith;

•	a relocation of more than 35 miles;

•	a reduction in total compensation, compensation plans, benefits or perquisites from those provided for under the employment agreement;

•	the breach by the Company of any other provision of the employment agreement; or

•	a failure by the Board to renew the agreement unless it provides Mr. Johnson with three years’ prior notice

If Mr. Johnson elects to terminate his agreement other than for “Good Reason” he must provide the Company with 6 months’ prior notice. If the Company terminates the agreement other than for Cause or Mr. Johnson terminates for Good Reason, Mr. Johnson will be entitled to receive (i) a termination payment equal to three times the sum of his annual salary and annual cash incentive payment, with the annual cash incentive payment being equal to the highest received by Mr. Johnson over the immediately preceding three years or his target incentive compensation for the year in question, whichever is greater; (ii) continuation of Company-provided benefits for three years; and (iii) vesting of all unvested equity grants.

Mr. Johnson’s employment agreement does not provide for any special payments or extensions of benefits in the event the agreement terminates due to Mr. Johnson’s death or disability or his normal retirement.

None of the other named executive officers have an employment agreement which contemplates a contractual right to severance. Based on the Company’s past practice, however, the Company likely would provide base salary and health and welfare benefits for up to 12 months in the event a named executive officer was terminated without cause.

The value of the termination payments as of the last day of fiscal 2008 are set forth in the following table entitled “Potential Payments Upon Termination or Change in Control.”

Termination in Connection with a Change of Control

All of the named executive officers (and the Company’s other executive officer and several of the leaders of the Company’s key business units) have Change of Control (“CIC”) agreements, which, as disclosed on form 8-K filed with the SEC on December 30, 2008, were amended to make them compliant with 409A, to eliminate certain ambiguities and impose on the named executive officers certain additional obligations following a CIC. The Company believes that the protections afforded through the CIC agreements are an important element in attracting and retaining executive officers and other management personnel. The amended CIC agreements contain restrictive covenants not to compete with the Company, solicit Company employees or disclose confidential information of the Company for defined periods.

The “change of control” provisions of the CIC agreement in place with each of the named executive officers (and with the Company’s other executive officer and certain other executives) become effective upon the occurrence of any of the following: (i) the acquisition by any person, entity or group (other than from the Company) of 30% or more of the outstanding securities of the Company which are entitled to vote generally in the election of directors, provided that the persons who were shareholders of the Company immediately prior to such transaction do not immediately thereafter own more than 60% of the Company’s common stock; (ii) individuals who, at the date of the agreement, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the date of the employment agreements whose election or nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such person was a member of the Incumbent Board; (iii) consummation of a reorganization, merger or consolidation, in each case in respect of which the persons who were shareholders of the Company immediately prior to such transaction do not immediately thereafter own more than 60% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction; or (iv) approval by the shareholders of the Company of a liquidation or dissolution of the Company or the sale of all or substantially all of its assets.

The agreements provide that the Company agrees to employ these officers, and the officers agree to remain in the employ of the Company, from the date of a change in control to the earlier to occur of the third anniversary of such change in control or the officer’s normal retirement date at a rate of compensation at least equal to the highest monthly base salary which the officer was paid during the 36 calendar months immediately prior to the change in control.

In addition, during that period the Company agrees to provide employee benefits which the executive received (or had the right to receive) during the 12 months immediately prior to the date of the change in control. In the event that employment is terminated at any point during the 36 months following a change in control, the terminated officer is entitled to (i) a lump-sum cash payment equal to three times the sum of the officer’s annual salary and annual cash incentive payment, with the annual cash incentive payment being equal to the average incentive payment received by the executive over the immediately preceding three years or his target incentive for the year in question, whichever is greater, (ii) continued health and welfare benefits and perquisites for the three year period following termination; (iii) a lump sum payment equal to the pension benefits the terminated officer would have earned during the three year period after the termination; and (iv) the vesting of all outstanding and unvested equity awards (i.e., stock options and restricted stock units). If any of such agreements subjects the officer to excise tax under Section 4999 of the Internal Revenue Code, the Company will pay such officer an additional amount calculated so that after payment of all taxes, interest and penalties, the officer retains an amount of such additional payment equal to such excise tax, provided, however, that if excise tax can be avoided by reducing the payouts to the executive by no more than 10% of what he would otherwise receive, then the payouts will be reduced.

The agreements define “termination” to mean termination of employment by the Company for reasons other than death, disability, cause or retirement. “Termination” also includes resignation by the officer after (a) a material adverse reduction in the nature or scope of his authorities, duties or responsibilities, following a change in control, as determined in good faith by the officer; (b) relocation of the officer to a location more than 35 miles away from the officer’s current place of employment; (c) a reduction in compensation or benefits after a change in control, or (d) a good faith determination by the officer that, as a result of the change in control, he is unable to exercise the authority, power, function and duties contemplated by the agreement.

The value of the severance and change in control benefits payable to the Company’s named executive officers as of November 29, 2008 are set forth in the following table entitled “Potential Payments Upon Termination or Change in Control.”

Potential Payments Upon Termination or Change in Control Table

The following table presents potential payments to each Named Executive Officer as if the officer’s employment had been terminated as of the last business day of fiscal 2008.

					Retirement Plan		Continued
			Equity with		Benefits: Pension		Perquisites	Excise
	Severance		Accelerated		Plan (Qualified		and	Tax
	Pay		Vesting (3)		& SERP)		Benefits (8)	Gross-Up		Total
Name	($)		($)		($)		($)	($)		($)

Norman E. Johnson
Death	0		851,525		9,609,761	(5)	0	0		10,461,286
Disability	0		851,525		9,609,761		0	0		10,461,286
Retirement	0		851,525	(4)	9,609,761		0	0		10,461,286
Voluntary	0		0		9,609,761		0	0		9,609,761
Involuntary (for Cause)	0		0		9,609,761		0	0		9,609,761
Without Cause or for Good Reason	3,949,083	(1)	851,525		9,609,761		603,062	0		15,013,431
Change in Control	3,949,083	(1)	851,525		14,706,254	(6)	603,062	0		20,109,924
Bruce A. Klein
Death	0		250,586		3,744,975	(5)	0	0		3,995,561
Disability	0		250,586		3,744,975		0	0		3,995,561
Retirement	0		250,586	(4)	3,744,975		0	0		3,995,561
Voluntary	0		0		3,744,975		0	0		3,744,975
Involuntary (for Cause)	0		0		3,744,975		0	0		3,744,975
Without Cause or for Good Reason	339,900	(2)	0		3,744,975		0	0		4,084,875
Change in Control	1,551,450	(1)	250,586		5,686,678	(6)	322,420	(156,927	)(9)	7,654,207
Sam Ferrise
Death	0		260,444		65,914	(5)	0	0		326,358
Disability	0		260,444		65,914		0	0		326,358
Retirement	0		0		65,914		0	0		65,914
Voluntary	0		0		65,914		0	0		65,914
Involuntary (for Cause)	0		0		65,914		0	0		65,914
Without Cause or for Good Reason	391,373	(2)	0		65,914		0	0		457,287
Change in Control	1,812,888	(1)	260,444		65,914		161,194	0		2,300,440

				Retirement Plan		Continued
			Equity with	Benefits: Pension		Perquisites	Excise
	Severance		Accelerated	Plan (Qualified		and	Tax
	Pay		Vesting (3)	& SERP)		Benefits (8)	Gross-Up	Total
Name	($)		($)	($)		($)	($)	($)

David J. Lindsay
Death	0		104,646	244,502	(5)	0	0	349,148
Disability	0		104,646	244,502		0	0	349,148
Retirement	0		0	244,502		0	0	244,502
Voluntary	0		0	244,502		0	0	244,502
Involuntary (for Cause)	0		0	244,502		0	0	244,502
Without Cause or for Good Reason	207,648	(2)	0	244,502		0	0	452,150
Change in Control	852,897	(1)	104,646	329,084	(7)	194,778	0	1,481,405
Richard M. Wolfson
Death	0		97,261	0		0	0	97,261
Disability	0		97,261	0		0	0	97,261
Retirement	0		0	0		0	0	0
Voluntary	0		0	0		0	0	0
Involuntary (for Cause)	0		0	0		0	0	0
Without Cause or for Good Reason	264,423	(2)	0	0		0	0	264,423
Change in Control	1,042,479	(1)	97,261	0		161,213	482,377	1,783,330

(1)	Amount represents three times the sum of (a) base salary in effect at the time of termination and (b) the average annual incentive plan payment (currently the CVA Plan) paid to the executive over the immediately preceding three years or the executive’s target annual incentive for the year of termination, whichever is higher. These amounts would be paid in a lump sum to the executive.

(2)	Amount represents one year of base pay plus accrued vacation. The Company does not have a formal severance pay plan; however, past practice suggests one year would be the maximum payment. This likely would be paid in accordance with the Company’s regular payroll practices (i.e., every two weeks and not in lump sum).

(3)	Amounts in this column represent the value of accelerating the vesting on unvested stock options and restricted stock units based on the closing stock price, $32.11 per share, on the last day of fiscal 2008.

(4)	Stock options and restricted stock units vest at age 60. Mr. Klein and Mr. Johnson were the only Named Executive Officers who were 60 prior to the end of the fiscal year.

(5)	Represents the present value at the end of fiscal 2008 of the Supplemental/Executive Retirement Plan lump sum benefit payable at normal retirement (age 65) plus the present value of the Pension Trust benefit.

(6)	Mr. Johnson and Mr. Klein’s Executive Retirement Plans provide for up to five additional years of service credit for purposes of calculating the benefit and the actuarial reduction for early retirement.

(7)	Mr. Lindsay is credited with three additional years for purposes of calculating his Supplemental Retirement Plan benefit in a change in control.

(8)	Represents the value (equal to the expense recognized by the Company in the preparation of its financial statements) of continued coverage for three years for the following benefits: (i) medical and dental; (ii) life insurance; (iii) long-term disability; (iv) 401(k) match; (v) company car; (vi) financial planning services; (vii) executive physical; and (viii) tax gross-ups.

(9)	The CIC Agreement with each of the named executive officers states that the payouts under the Agreement will be reduced by up to 10% if such reduction would avoid triggering excise tax and the gross up provisions of the Agreement. As Mr. Klein’s payouts would satisfy these conditions, the payouts to Mr. Klein for a termination following a change in control would be reduced by the amounts shown for Mr. Klein in this column. The Company has elected to show the amount of this payout reduction as a “negative” excise tax gross up amount for clarity of presentation.

PROPOSAL 2 — APPROVAL OF CLARCOR INC. 2009 INCENTIVE PLAN

PROPOSAL — 2

APPROVAL OF THE 2009 CLARCOR INCENTIVE PLAN

On January 17, 2009, the Board of Directors adopted the 2009 CLARCOR Incentive Plan (the “Plan”) effective as of April 1, 2009, subject to the approval of the stockholders at this Annual Meeting. The following summary of the principal features of the Plan is qualified in its entirety by reference to the full text of the Plan which is attached to this proxy statement as Exhibit A. Additional comments regarding the Plan are set forth in “question and answer” format following the summary. The summary and the additional comments are also qualified in their entirety by reference to the full text of the Plan attached as Appendix A.

Summary of the Plan

Purpose of the Plan.  The purpose of the Plan is to assist the Company and its subsidiaries in attracting and retaining selected individuals who, serving as our employees, directors, consultants and/or advisors, are expected to contribute to our success and to achieve long-term objectives which will benefit our stockholders through the additional incentives inherent in the awards under the Plan. The Plan is intended to replace both our 2004 Incentive Plan (the “2004 Plan”) and the CLARCOR Value Added Incentive Plan approved by shareholders on March 26, 2007 (the “2007 CVA Plan”).

Shares Available.  The maximum number of shares of Common Stock that may be issued under the Plan (subject to the adjustment provisions described under “Adjustments upon Changes in Capitalization” below) is 3,800,000 shares, less one (1) share of Common Stock for every one (1) share of Common Stock that was subject to a stock option or stock appreciation right (“SAR”) granted after December 1, 2008 under our 2004 Plan and one and seven-tenths (1.7) shares of Common Stock for every one (1) share of Common Stock that was subject to an award other than an option or SAR granted after December 1, 2008 under the 2004 Plan. Any shares of Common Stock that are subject to options or SARs granted under the Plan shall be counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock granted. Any shares of Common Stock that are subject to awards other than options or SARs granted under the Plan shall be counted against this limit as one and seven-tenths (1.7) shares of Common Stock for every one (1) share of Common Stock granted. After April 1, 2009, no awards may be granted under the 2004 Plan.

If any shares of Common Stock subject to an award under the Plan or, after December 1, 2008 any shares of Common Stock subject to an award under the 2004 Plan, are forfeited, expire or are settled for cash, the shares subject to the award may be used again for awards under the Plan to the extent of the forfeiture, expiration or cash settlement. The shares of Common Stock will be added back as one (1) share for every share of Common Stock if the shares were subject to options or SARs granted under the Plan or under the 2004 Plan and (ii) as one and seven-tenths (1.7) shares for every share of Common Stock if the shares were subject to awards other than options or SARs granted under the Plan or under the 2004 Plan.

The following shares of Common Stock will not be added to the shares authorized for grant as described above:

(i) shares tendered by the participant or withheld by us in payment of the purchase price of an option,

(ii) shares tendered by the participant or withheld by us to satisfy tax withholding with respect to an award,

(iii) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise, and

(iv) shares reacquired by the Company with the proceeds of the exercise of options.

Shares of Common Stock under awards made in substitution or exchange for awards granted by a company acquired by us or a subsidiary, or with which we or any subsidiary combine(s), do not reduce the maximum number of shares that may be issued under the Plan. In addition, if a company acquired by us or one of our subsidiaries, or with which we or any subsidiary combine(s), has shares remaining available under a plan approved by its stockholders, the available shares (adjusted to reflect the exchange or valuation ratio in the acquisition or combination) may be used for awards under the Plan and will not reduce the maximum number of shares of Common Stock that may be issued under the Plan; provided, however that awards using such available shares shall not be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not our employees or directors prior to the acquisition or combination.

The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of incentive stock options is 3,800,00 shares.

Eligibility.  Options, SARs, restricted stock awards, restricted stock unit awards, other share based awards and performance awards may be granted under the Plan. Options may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options. Awards may be granted under the Plan to any employee, non-employee member of the Board of Directors, consultant or advisor who is a natural person and provides services to us or a subsidiary, except for incentive stock options which may be granted only to our employees.

Awards to be Granted to Certain Individuals and Groups.  As of January 15, 2009, approximately 300 employees and non-employee directors were eligible to participate in one or more aspects of the Plan, although only approximately 200 historically have received equity-based incentives like stock options or restricted stock units. The Compensation Committee of the Board of Directors (the “Compensation Committee”), has discretionary authority under the Plan (subject to any mandatory requirements of the Plan) to select the persons to whom awards may be granted, determine the type of awards, determine the times at which awards will be made, determine the number of shares subject to each such award (or the dollar value of certain performance awards), and determine the other terms and conditions relating to the awards; provided, however, that all such actions relating to awards to non-employee directors are made by the Director Affairs/Corporate Governance Committee of the Board of Directors (the “Governance Committee”) in its discretion, subject to ratification by the Board of Directors. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular person in the future.

Limits on Awards to Participants.  The Plan provides that no participant may, in any 12-month period (i) be awarded options or SARs with respect to more than 750,000 shares of Common Stock or (ii) earn restricted stock awards, restricted stock unit awards, performance awards or other share based awards that are intended to be “performance-based compensation” under Section 162(m) of the Code with respect to more than 750,000 shares. Shares subject to a cancelled award continue to count against the applicable limit. The maximum dollar value that may be earned by any participant for each 12-month period in any performance period with respect to performance-based awards that are intended to be “performance-based compensation” under Section 162(m) of the Code is $3,000,000. The dollar value of a cancelled award will continue to count against the $3,000,000 limit.

Administration.  The Plan will be administered by the Compensation Committee (or a subcommittee), except for awards to non-employee directors which will be administered by the Governance Committee (or a subcommittee). The Compensation Committee shall consist of at least two members of the Board of Directors, each of whom must qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, an “outside director” under Section 162(m) of the Code and an “independent director” under the rules of the principal securities exchange on which the Common Stock is traded (the Compensation Committee currently is comprised of 4 non-employee directors, all of whom qualify as an “outside director” under Section 162(m) of the Code and an “independent director” under the rules of the NYSE). The Governance Committee shall consist of at least two members of the Board of Directors, each of whom must qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the Governance Committee currently is comprised of 5 non-employee directors). References in this summary and in the subsequent questions and answers to the “Committee” shall be understood to mean the Compensation Committee or the Governance Committee, as applicable.

Subject to the provisions of the Plan the Committee has the authority to determine the terms and conditions of awards, and to interpret and administer the Plan. The Committee may (i) delegate to a committee of one or more directors the right to make awards and to cancel or suspend awards and otherwise take action on its behalf under the Plan, (ii) to the extent permitted by law, delegate to an executive officer or a committee of executive officers the right to make awards to employees who are not directors or executive officers and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend awards under the Plan to employees who are not directors or executive officers of the Company and (iii) delegate to an executive officer or a committee of executive officers any of the Committee’s authority that it deems necessary or desirable for the administration of the Plan, except with respect to employees who are directors or executive officers of the Company. The Compensation Committee has historically considered and individually approved awards made to approximately 10 to 15 of the Company’s most senior executives (including the Chief Executive Officer, the Chief Financial Officer and all other executive officers), and has delegated to the Chief Executive Officer the ability to determine awards to other employees.

Stock Options.  The Committee may grant either non-qualified stock options or incentive stock options (except that incentive stock options may not be granted to non-employee directors) to Plan participants. A stock option entitles the recipient to purchase a specified number of shares of common stock at a fixed price subject to terms and conditions set by the Committee. The purchase price of shares of Common Stock covered by a stock option cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted (110% for incentive stock options granted to an employee who holds more than 10% of the voting power of all classes of our outstanding stock at the time of grant). Fair market value of the Common Stock is generally equal to the closing price for the Common Stock on the principal securities exchange on which the Common Stock is traded on the date the option is granted (or if there was no closing price on that date, on the next date on which a closing price is reported). On February 2, 2009, the closing price of the Common Stock as reported on the NYSE was $30.72 per share.

The Plan permits payment of the purchase price of stock options to be made by cash or cash equivalents, shares of Common Stock previously acquired by the participant, any other form of consideration approved by the Committee, any other method specified by the Committee (including same day sales through a broker), or any combination thereof. Options granted under the Plan expire no later than 10 years from the date of grant (5 years for incentive stock options granted to an employee who holds more than 10% of the voting power of all classes of our outstanding stock at the time of grant).

Stock Appreciation Rights.  The Committee is authorized to grant SARs in conjunction with a stock option or other award granted under the Plan, and to grant SARs separately. The grant price of a SAR may not be less than 100% of the fair market value of a share of Common Stock on the date the SAR is granted. The term of a SAR may be no more than 10 years from the date of grant.

Upon exercise of an SAR, the participant will have the right to receive the excess of the fair market value of the shares covered by the SAR on the date of exercise over the grant price. Payment may be made in cash, shares of our Common Stock or other property, or any combination thereof, as the Committee may determine. Shares issued upon the exercise of SARs are valued at their fair market value as of the date of exercise.

Effect of Termination of Employment on Stock Options and SARs.  The following discussion of the effect of termination of employment applies to stock options and SARs unless otherwise determined by the Committee. In the event of termination of employment by reason of retirement on or after age 60 (or prior to age 60 with the consent of the Committee), each non-qualified stock option and SAR will become fully exercisable for a period specified by the Committee prior to the date on which such retirement begins, but in no event after the expiration of such option. In the event of termination of employment by reason of death or disability, each non-qualified stock option and SAR will become fully exercisable for a period of two years (or such shorter period as the Committee may specify) after the date of such termination, but in no event after the expiration of such option or SAR. In the event of termination of employment for any other reason, each non-qualified stock option and SAR will terminate 90 days after the date of such termination of employment, but in no event after the expiration of such option or SAR. If a participant dies during the applicable exercise period following termination of employment, the participant’s non-qualified stock options and SARs will be exercisable only to the extent that they were exercisable on the date of the participant’s death, and may thereafter be exercised for a period of two years (or such shorter period as the Committee may specify) from the date of death, but in no event after the expiration of such options or SARs.

In the event of a termination of employment by reason of death or disability, incentive stock options will become fully exercisable for a period of one year (or such shorter period as the Committee may specify) after such termination, but in no event after the expiration of the incentive stock option. In the event of a termination of employment for any other reason, an incentive stock option will be exercisable to the extent exercisable on the date of termination for a period of 90 days after such termination, but in no event after the expiration of the incentive stock option. If a participant holding incentive stock options dies during the applicable exercise period following termination of employment, the participant’s incentive stock options will be exercisable only to the extent they were exercisable on the date of the participant’s death, and may thereafter be exercised for a period of one year (or such shorter period as the Committee may specify at the time of grant), but in no event after expiration of such incentive stock options.

Restricted Stock Awards.  Restricted stock awards may be issued either alone or in addition to other awards granted under the Plan, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. Subject to the provisions of the Plan, the Committee determines the terms and conditions of restricted stock awards, including the number of shares of Common Stock granted, and any conditions for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services, but may include a performance-based component. Unless otherwise provided in the award agreement, a participant holding a restricted stock award will have the rights of a stockholder from the date of grant of the award, including the right to vote the shares of Common Stock and the right to receive distributions on the shares. Except as otherwise provided in the award agreement, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award.

Restricted Stock Unit Awards.  Awards of restricted stock units may be granted either alone or in addition to other awards granted under the Plan, and are also available as a form of payment of performance awards granted under the Plan and other earned cash-based incentive compensation. Subject to the provisions of the Plan, the Committee determines the terms and conditions of restricted stock units. The participant holding of a restricted stock unit award will not have voting rights with respect to the award. Unless otherwise provided in the award agreement, the participant holding a restricted stock unit award will have the rights to cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of Common Stock covered by an award. Except as otherwise provided in the award agreement, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award.

Other Share-Based Awards.  The Plan also provides for the award of shares of Common Stock and other awards that are valued by reference to Common Stock or other property (“Other Share-Based Awards”). Such awards may be granted alone or in addition to other awards under the Plan. Other Share-Based Awards may be paid in cash, shares of Common Stock or other property, or a combination thereof, as determined by the Committee. Subject to the provisions of the Plan, the Committee determines the terms and conditions of Other Share-Based Awards.

Minimum Vesting of Restricted Stock, Restricted Stock Units and Other Share-Based Awards.  Except as otherwise provided by the Plan, restricted stock, restricted stock units and other share-based awards will have a vesting period of not less than one year from the date of grant (and may provide for pro rata vesting over such time), other than performance awards and awards to directors who are not employees, consultants or advisors. Vesting may be accelerated in the event of death, disability or retirement of the participant, termination of the participant’s service with the Company and its subsidiaries or a change of control of the Company.

Effect of Termination of Employment on Restricted Stock, Restricted Stock Units and Other Share-Based Awards.  The following discussion of the effect of termination of employment applies to restricted stock, restricted stock units and other share-based awards unless otherwise determined by the Committee. In the event of termination of employment by reason of retirement on or after age 60 (or prior to age 60 with the consent of the Committee), disability or death, all restricted stock, restricted stock units and other share-based awards will be deemed to be fully vested as of the date of the termination of employment of the participant holding the awards. If employment terminates for any other reason, any unvested restricted stock, restricted stock units and other share-based awards will be forfeited as of the date of the termination of employment of the participant holding the awards.

Performance Awards.  Performance awards provide participants with the opportunity to receive shares of Common Stock, cash or other property based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Committee, but cash-based performance awards may not be granted to non-employee directors. Subject to the provisions of the Plan, the Committee has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals. The provisions of the Plan regarding performance awards and the criteria and conditions for granting such awards (summarized below) are intended to replace the 2007 CVA Plan.

The following discussion of the effect of termination of employment on performance awards applies unless otherwise determined by the Committee. The Committee will decide whether and to what extent a participant who ceases to be an employee by reason of retirement on or after age 60 (or prior to age 60 with the consent of the Committee), disability or death, the participant will be entitled receive any portion of a performance award at the time of such retirement, disability or death. Unless otherwise determined by the Committee, if employment terminates for any other reason prior to the end of the performance period, the performance award held by the participant will be forfeited as of the date of the termination of employment.

Performance Criteria.  At the Compensation Committee’s discretion, and subject to the requirements of Section 162(m) of the Code, performance goals for restricted stock awards, restricted stock units, performance awards or other share-based awards may be based on the attainment of specified levels of one or more of the following criteria: total sales or revenues or sales or revenues per employee; operating income or profit (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings or book value per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of shares of common stock or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margins, gross margins or cash margin; year-end cash; debt reduction; stockholder equity; operating efficiencies; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions, including sales of the Company’s debt or equity securities; and implementation, completion or attainment of measurable objectives based on meeting specified cost targets, business expansion goals, and goals relating acquisitions or divestitures. The performance goals also may be based solely by reference to our performance or the performance of one or more of our subsidiaries, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude under the terms of the performance awards the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Adjustments to Awards Subject to Performance Criteria.  The Committee may make downward, but not upward, adjustments with respect to any amount payable pursuant to any restricted stock award, restricted stock unit award, performance award or other share-based payment award that is subject to performance criteria. The Committee may not waive achievement of performance goals, except in the case of death, disability or as otherwise determined by the Committee in special circumstances.

Directors’ Shares.  Each year non-employee directors may elect to receive all, but not less than all, of their annual retainer for that year in the form of shares in lieu of cash, subject to the availability of such shares under the Plan. In the case of such election, shares are valued at their closing price on the date the annual retainer is paid.

Dividends; Dividend Equivalents.  Other Share-Based Awards and performance awards may, if determined by the Committee, provide that the participant will be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of Common Stock covered by an award. The Committee may provide that such amounts will be deemed to have been reinvested in additional shares of Common Stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award.

No Repricing.  The Plan prohibits option and SAR repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below) unless stockholder approval is obtained. For purposes of the Plan, a “repricing” means a reduction in the exercise price of an option or the grant price of a SAR, the cancellation of an option or SAR in exchange for cash or another award (except in connection with a change in control, or for awards granted in assumption of or in substitution for awards previously granted by a company acquired by us or with which we combine) under the Plan if the exercise price or grant price of the option of SAR is greater than the fair market value of the Common Stock, or any other action with respect to an option or SAR that may be treated as a repricing under the rules of the principal securities exchange on which the Common Stock is traded.

Nontransferability of Awards.  No award under the Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, is transferable other than by will or the laws of descent and distribution, and an award may be exercised only by the participant or the participant’s estate, guardian or legal representative, except that the Committee may provide in an award agreement or otherwise determine that a participant may transfer an award to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Committee.

Change in Control.  The discussion below of the effects of a change in control (as defined in the Plan) applies to outstanding awards unless otherwise provided in an award agreement. If the successor company does not assume outstanding awards (other than performance awards) in the event of a change in control the awards immediately vest and become fully exercisable. If outstanding awards (other than performance awards) are assumed and a participant’s employment terminates within 24 months after a change in control (or such other period specified in the award agreement) under the circumstances specified in the award agreement, outstanding awards immediately vest and become fully exercisable. Award agreements for performance awards may provide that in the event of a change in control outstanding awards will be considered to be earned in full or pro rata based on the portion of the performance period elapsed as of the change in control date.

In its discretion, the Committee may provide that in the event of a change in control (i) outstanding stock options and SARs will terminate within a specified number of days after notice to participants, (ii) participants will receive a payment (in cash, stock or other property) equal to the excess of the fair market value of the common stock immediately prior to the change in control over the exercise price of the options and SARs, and/or (iii) cancel without payment outstanding stock options and SARs if the fair market value of the common stock as of the change in control date is less than the exercise price of the options and SARs

Adjustments upon Changes in Capitalization.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our Common Stock or the value thereof, appropriate adjustments to the Plan and awards will be made as the Committee determines to be equitable and appropriate, including adjustments in the number and class of shares of stock subject to the Plan, the number, class and option or exercise price of shares subject to awards outstanding under the Plan, and the limits on the number of awards that any person may receive.

Amendment and Termination.  Subject to the provisions of the Plan, the Plan may be amended or terminated by the Board of Directors except that stockholder approval is required for any amendment to the Plan which increases the number of shares of Common Stock available for awards under the Plan, expands the types of awards available under the Plan, materially expands the class of persons eligible to participate in the Plan, permits the grant of options or stock appreciation rights with an exercise or grant price of less than 100% of fair market value on the date of grant, amends the provisions of the plan prohibiting reductions in the exercise price of SARs or options after the date of grant and prohibiting canceling any option or SAR in exchange for cash or another award, increases the maximum term of options and SARs, increases the limits on shares subject to awards or the dollar value payable with respect to performance awards, or takes any action with respect to an option or SAR that may be treated as a repricing under the rules of the principal securities exchange on which the Common Stock is traded. No amendment or termination may materially impair a participant’s rights under an award previously granted under the Plan without the written consent of the participant.

The Plan will expire on April 1, 2019, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax considerations of awards under the Plan. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

Stock Options.  A participant does not recognize ordinary income on the grant of a stock option. Upon exercise of a non-qualified stock option, the participant will recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock over the option exercise price. The adjusted tax basis of the shares acquired upon the exercise of a non-qualified stock option is their fair market value at the time of exercise. Upon exercise of an incentive stock option, the excess of the fair market value of the shares of Common Stock acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the shares is made within two years from the date of grant of the incentive stock option or within one year after the transfer of the shares to the participant, the participant does not recognize taxable income as a result of exercising the incentive stock option; the adjusted tax basis of the shares received is the option exercise price, and any gain or loss realized on the sale of the shares will be long-term capital gain or loss. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will recognize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the net proceeds of disposition, if less) over the option exercise price.

Stock Appreciation Rights.  No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares of Common Stock or other property received upon the exercise.

Restricted Stock, Performance and Restricted Stock Unit Awards.  The participant will not recognize ordinary income on the grant of a restricted stock award (or a performance award if the shares of Common Stock are issued on grant), but will recognize ordinary income when the shares subject to the award become vested in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the participant will not recognize any additional taxable income when the shares become vested.

The participant will not recognize income on the grant of a restricted stock unit award, (or a performance award under which shares of Common Stock are not issued on grant), but will recognize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will be equal to the excess of (i) the fair market value of the shares on the date they are issued over (ii) the purchase price, if any, paid for the award.

Upon disposition of shares of Common Stock acquired under a restricted stock award, performance award or restricted stock unit award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount recognized as ordinary income upon grant (or vesting) of the shares.

Company Tax Deduction.  We generally will be entitled to a tax deduction in connection with an award under the Plan, subject to the provisions of Section 162(m) of the Code, in an amount equal to the ordinary income recognized by a participant and at the time the participant recognizes such income (for example, on the exercise of a nonqualified stock option). Section 162(m) of the Code may limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the next three most highly compensated executive officers other than the Chief Financial Officer. Under Section 162(m), the annual compensation paid to any of these executives will be deductible to the extent that it does not exceed $1,000,000 or if the compensation is “performance- based compensation” under Section 162(m) of the Code. Compensation attributable to stock options and SARs under the Plan should qualify as performance-based compensation if the awards are made by the Committee and the exercise price of the award is no less than the fair market value of the Common Stock on the date of grant. Compensation attributable to restricted stock awards, restricted stock unit awards and performance awards should qualify as performance-based compensation if (i) the compensation is approved by the Committee, (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Committee while the outcome is substantially uncertain, and (iii) the Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied.

Answers to Particular Questions Regarding the Plan.

Does the Plan signify the Company’s intent to significantly alter its incentive compensation practices?

No. The Plan is the governing document pursuant to which compensation decisions regarding senior management and directors are made. Although there are differences between the Plan and the incentive plans that it is replacing (i.e., the 2004 Plan and the 2007 CVA Plan — the “Prior Plans”), generally speaking they are all governed and administered by the Committee, and the Committee has broad discretion and flexibility under each. Neither the Company nor the Committee has any present intentions to materially alter the Company’s compensation practices, although, as is the case under the Prior Plans, the Company and the Committee maintain the ability to do so.

If the Company doesn’t currently plan on materially changing its practices, why is the Plan necessary?

The Company needs to authorize more shares to be used for equity-based incentives than are currently available under the 2004 Plan. Following the grants of options and restricted stock units to employees in December 2008 (including the ones listed in the table entitled “PLAN BENEFITS UNDER THE 2007 CVA PLAN AND 2004 PLAN” below), the Company has approximately 471,523 shares available for equity-based incentive grants, at least 52,500 of which will be used to grant annual stock options to non-employee directors following the Annual Meeting. Assuming that in December of 2009 (i.e., early fiscal 2010) the Company intends to award a number of equity-based incentives to senior management in keeping with its historical practices, the Company will not have sufficient shares available under the 2004 Plan to make such grants.

In addition, the Company has taken the opportunity to combine the Company’s equity-based plan (the 2004 Plan) and its cash-based plan (the 2007 CVA Plan) into a single plan.

How does the Plan differ from the 2004 Plan with respect to equity-based awards made to non-employee directors?

The most significant change from the 2004 Plan is with respect to awards of equity-incentives to non-employee directors. Under the 2004 Plan, non-employee directors are specifically entitled to receive 7,500 stock options per year, which vest immediately, and non-employee directors are not entitled to receive awards of restricted stock or restricted stock units. Under the Plan, the precise amounts and type of equity grants are left to the recommendation of the Company’s Director Affairs/Corporate Governance Committee (which is the Board committee that considers matters related to director compensation) and this recommendation is then subject to vote by the Board.

The Company believes that it is in the Company’s best interest to have flexibility to determine the amount and form of equity-based compensation that is paid to non-employee directors. The Company believes that this flexibility will increase its ability to attract and retain independent directors, as the Company will be able to adjust equity-based compensation in light of market conditions and to structure award grants to take into account the circumstances of directors and the Company. For example, the Company may determine that it is desirable in future years to pay some portion of director compensation in the form of restricted stock or restricted stock units rather than stock options.

However, the Company has no immediate plans to significantly change its historical practices with respect to either the level or structure of equity-based compensation paid to non-employee directors. In 2009, non-employee directors will continue to receive 7,500 vested stock options as part of their annual compensation.

How does the Plan differ from the 2007 CVA Plan with respect to cash-based performance awards made to non-employee directors?

There is no difference. The 2007 CVA Plan applies only to employees and, similarly, Section 9.1 of the Plan prohibits cash-based performance awards from being granted to non-employee directors. Non-employee directors are eligible to receive cash only in the form of their annual retainer (which they may take in stock in lieu of cash) and Board and committee meeting fees.

The Plan contemplates the granting of “incentive stock options” and “stock appreciation rights” (also known as “SARs”). Does the Company plan on granting these?

Not at the present time. The Company has no immediate plans to significantly change its historical practices with respect to either the level or structure of equity-based compensation paid to employees, including senior management, and the Company has not historically granted either incentive stock options or SARs. However, the Company believes that the Plan should allow for the flexibility of using such forms of equity-based awards if the Company believes it to be in its best interest to do so. It should be noted that the 2004 Plan also contemplates incentive stock options and SARs, so the inclusion of these forms of equity-based awards in the Plan does not represent a substantive change in this regard.

What happens if the Plan is not approved by the Shareholders?

The Company will continue to operate under the Prior Plans, but the Company will run out of authorized shares and will not be able to make equity-based awards to its executives or directors at historical levels beginning in December 2009 (i.e., the first quarter of fiscal 2010) and will have no ability to make equity-based awards beyond December 2009. In such case, the Company likely will have to pay its executives and directors a significantly higher amount of cash in order to retain them, which, all other things remaining equal, would hurt the Company’s cash flows and, possibly, earnings per share. In addition, the Company believes that the inability to use equity-based incentives as a compensation tool would reduce the ability of the Company to structure its compensation packages in a way that the Company believes balances short term and long term objectives and links pay with long-term Company performance. Finally, the Company believes that not being able to offer equity-based incentives will significantly impair its ability to recruit executive talent from the outside.

Application of the Plan

The 2010 Awards under the Plan are not determinable currently. The table below sets forth (i) the equity-based Awards which were made in March 2008 to non-employee directors under the 2004 Plan, (ii) the equity-based Awards which were made in December 2008 (i.e., the first quarter of fiscal 2009) to management employees, including the named executive officers, under the 2004 Plan, and (iii) the cash awards paid in January 2009 to management employees, including the named executive officers, under the 2007 CVA Plan.

PLAN BENEFITS UNDER THE
2007 CVA PLAN AND 2004 PLAN

			Restricted Stock
	Cash Awards —	Stock Options —	Units —
	2007 CVA Plan (1)	2004 Plan (2)	2004 Plan (3)
Name and Position	($)	(#)	(#)

Norman E. Johnson,
Chairman, President and Chief Executive Officer	551,129	120,000	15,750
Sam Ferrise,
President, Baldwin Filters, Inc.	100,821	35,000	4,153
Bruce A. Klein,
Vice President — Chief Financial Officer	153,394	40,000	3,862
David J. Lindsay,
Vice President — Chief Administrative Officer	64,737	22,000	1,750
Richard M. Wolfson,
Vice President — General Counsel and Secretary	83,442	25,000	2,292
All current executive officers as a group (4)	972,353	252,000	29,334
All current directors who are not executive officers as a group (5)	—	52,500	—
All employees who are not executive officers as a group (6)	4,554,836	161,525	7,034

(1)	Cash awards paid in late January 2009 based on audited fiscal year 2008 results.

(2)	Stock options reflected in this column were granted December 14, 2008 at closing price of $32.78, except for the options that are specified as having been awarded to non-employee directors. The options granted to non-employee directors were awarded on March 31, 2008 at closing price of $35.55.

(3)	Restricted Stock Units granted December 14, 2008 at closing price of $32.78.

(4)	In addition to the individually named officers above, the Company has one other executive officer.

(5)	Directors are not eligible to receive any cash payments under the 2007 CVA Plan and are not eligible to receive Restricted Stock Units under the 2004 Plan.

(6)	Approximately 164 employees received cash awards in respect of fiscal 2008 under the 2007 CVA Plan and approximately 200 employees received equity awards in fiscal 2008 under the 2004 Plan.

Approval

In order to be approved, the Plan requires the affirmative vote of a majority of the total votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of all shares of Common Stock entitled to vote on the proposal.

A shareholder may mark the accompanying form of proxy to (i) vote for the Plan, (ii) abstain from voting, or (iii) vote against the Plan. Proxies which are marked to indicate abstention from this matter will have the legal effect of proxies voted against the Plan. Proxies submitted by shareholders that are not marked with respect to the approval of the Plan will be voted FOR the approval of the Plan in accordance with the Board of Directors’ recommendation below.

Proxies submitted by brokers for shares beneficially owned by other persons may indicate that all or a portion of the shares represented by such proxies are not being voted with respect to the Plan. This is because the rules of the New York Stock Exchange do not permit a broker to vote shares held in street name with respect to the Plan in the absence of instructions from the beneficial owner of the shares. The shares represented by broker proxies which are not voted with respect to the Plan will be counted in determining the presence of a quorum, but will not be counted in determining the number of votes cast, as a broker nonvote is not considered entitled to vote with respect to the Plan. A broker nonvoter will, however, reduce the number of shares required for a majority with respect to Proposal 2 (by reducing the number of shares from which such majority is calculated).

The Board of Directors recommends that you vote FOR approval of the 2009 Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth aggregated information about the Company’s 2004 Incentive Plan as of the last day of fiscal 2008, the only Company plan under which equity securities of the Company are authorized for issuance:

Number of Securities
	Number of Securities				Remaining Available for
	to be Issued Upon		Weighted-Average		Future Issuance Under
	Exercise of		Exercise Price of		Equity Compensation
	Outstanding Options,		Outstanding Options,		Plans (Excluding Securities
	Warrants and Rights		Warrants and Rights		Reflected in Column (a))
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders	3,189,835	(1)	$25.75	(2)	921,416	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	3,189,835	(1)	$25.75	(2)	921,416	(3)

(1)	Includes 3,132,111 vested and unvested stock options and 57,724 unvested restricted stock units. Restricted stock units which have vested but the receipt of which has been deferred by the recipient are not included.

(2)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding unvested restricted stock units, which have no exercise price.

(3)	An additional 413,525 stock options and 36,368 restricted stock units were granted on December 14, 2008, i.e., after the end of fiscal year 2008.

The number of securities remaining available for future issuance in column (c) above will no longer be available after April 1, 2009 for future grants if the 2009 Incentive Plan is approved by stockholders. All grants occurring between December 1, 2008 and March 31, 2009 were and will be made from shares available under the 2004 Plan, and the shares available under the 2009 Plan will be reduced by one and seven tenths (1.7) shares for each full-value award (i.e., restricted stock unit) granted and by one (1) share for each stock option granted.

The following table sets forth information relating to grants of stock options and restricted stock units/director share grants by the Company in fiscal years 2006, 2007 and 2008:

		Restricted Stock Units and Director
Fiscal Year	Stock Options Granted	Shares Granted (1)

2008	477,900	31,899
2007	453,525	34,523
2006	61,550	5,892

(1)	Although shares granted to directors came from the pool of shares available under the 2004 Plan, these shares were granted in lieu of the directors’ annual cash retainer. As such, these shares were effectively “purchased” by the directors at full value on the date of grant.

REPORT OF THE AUDIT COMMITTEE

The Company’s Board of Directors’ Audit Committee is comprised of five directors, all of whom are independent as such term is defined in the listing standards of the New York Stock Exchange. The Audit Committee reviews the Company’s financial reporting process and its system of internal financial controls on behalf of the Board of Directors. Management of the Company has the primary responsibility for the financial statements and the reporting processes of the Company, including the system of internal controls, the presentation of the financial statements and the integrity of the financial statements. Management has represented to the Audit Committee that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and that its internal controls over financial reporting were effective as of November 29, 2008. The Company’s auditors, PricewaterhouseCoopers LLP, are engaged to audit the Company’s financial statements and to express an opinion on the conformity of such audited financial statements to GAAP and on the effectiveness of the Company’s internal controls over financial reporting. Members of the Audit Committee rely on the information provided to them and on the representations made by management and the information, representations, opinions and communications of the Company’s auditors.

In this context, the Audit Committee has reviewed and discussed the Company’s system of internal controls over financial reporting and its audited financial statements with management and the Company’s auditors. The Audit Committee has discussed with the Company’s auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. In addition, the Audit Committee has received from the Company’s auditors the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the auditor’s communications with the Audit Committee concerning independence, and discussed with the auditors their independence from the Company and its management. While the activities of the Audit Committee are designed to provide an additional level of review, such activities cannot provide absolute assurance that the audit of the Company’s financial statements and of the effectiveness of the Company’s internal controls over financial reporting has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with GAAP or that the Company’s auditors are in fact independent.

In reliance on the reviews and discussions referred to above and subject to the limitations set forth above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 29, 2008, for filing with the Securities and Exchange Commission.

Audit Committee

Robert J. Burgstahler, Chairman
J. Marc Adam
James W. Bradford, Jr.
Paul Donovan
James L. Packard

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL NO. 3 —

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Information About Our Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has appointed PricewaterhouseCoopers, LLP (“PWC”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements for fiscal year 2009. PWC (or its predecessor firms) has been the independent registered public accounting firm for the Company for over 80 years. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. The submission of this matter for approval by stockholders is not legally required; however, the Board of Directors believes that seeking stockholder ratification of the selection of the independent registered accounting firm is good corporate practice. If the appointment is not ratified by our stockholders, the Audit Committee will consider whether it should appoint another independent registered public accounting firm. A representative of PWC is expected to be present at the 2009 Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and will respond to appropriate questions from stockholders.

Amounts Paid to PricewaterhouseCoopers LLP

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s consolidated financial statements as of and for the fiscal years ended November 29, 2008 and December 1, 2007, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods. All numbers have been rounded to the nearest thousand, and any failure to sum correctly on the “Total” line is due to such rounding.

	Years Ended
	November 29, 2008		December 1, 2007

Audit Fees	$1,560,000		$1,042,000
Audit-Related Fees	—		2,000	(3)
Tax Fees	28,000	(1)	13,000	(1)
All other Fees (4)	15,000	(2)	138,000	(4)

Total	$1,603,000		$1,195,000

(1)	For work in connection with tax-related corporate restructuring of a non-U.S. subsidiary.

(2)	For work in connection with Information Technology systems review work associated with the acquisition of Perry Equipment Corporation.

(3)	For work in connection with responding to an SEC comment letter.

(4)	For work in connection with due diligence activities relating to potential acquisitions. In 2007 the majority of these fees were related to international and Information Technology systems due diligence in respect of the Company’s acquisition of Perry Equipment Corporation which closed on December 3, 2007.

Audit Committee Pre-Approval Process

The charter of the Audit Committee provides that the Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and must approve in advance any non-audit services to be performed by the independent auditors. The Audit Committee has not established any pre-approval procedures, but instead reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. All of the fees shown above were pre-approved by the Audit Committee.

Vote Required

A shareholder may mark the accompanying form of proxy to (i) vote for the ratification of the appointment of PWC, (ii) abstain from voting, or (iii) vote against the ratification of the appointment of PWC. If a quorum is present at the Annual Meeting, ratification of the appointment of PWC requires the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy at the meeting and entitled to vote with respect to the ratification of the appointment of PWC. Shares represented by proxies which are marked to indicate abstention from this matter will be considered as present and entitled to vote and will therefore be equivalent to a vote against the ratification of PWC’s appointment. The shares represented by such proxies will also be counted for purposes of establishing a quorum at the Annual Meeting and will be able to vote with respect to other matters, including the election of directors and the approval of the 2009 Incentive Plan.

The ratification of the appointment of PWC is a routine matter and may be voted upon by brokers without instruction. Consequently, proxies submitted by brokers for shares beneficially owned by other persons may, in the absence of specific instructions from such beneficial owners, vote the shares for or against the ratification of the appointment of PWC at the brokers’ discretion.

Shares represented by proxies not marked with respect to the ratification of the appointment of PWC (whether submitted by shareholders or by brokers) will be voted FOR the ratification of the selection of in accordance with the Board of Directors’ recommendation below.

The Board of Directors recommends a vote FOR the ratification of the selection of PWC.

MISCELLANEOUS

Internet Website

The Company’s Internet address is www.clarcor.com. The Company makes available, free of charge, on this website, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such forms are electronically filed with the SEC. In addition, the following corporate governance documents can be found on this website: (a) charters for the Audit Committee, or Director Affairs/Corporate Governance Committee and the Compensation Committee of the Board of Directors; (b) Code of Conduct; (c) Code of Ethics for Chief Executive Officer and Senior Financial Officers; (d) Corporate Governance Guidelines; (e) Disclosure Controls and Procedures; (f) Procedures Regarding Reports of Misconduct or Alleged Misconduct (g) the Company’s Insider Trading Policy; and (h) the Company’s By-laws. Copies of all of these documents can also be obtained, free of charge, upon written request to the Corporate Secretary, CLARCOR Inc., 840 Crescent Centre Drive, Suite 600, Franklin, TN 37067.

As indicated on the front page, this Proxy Statement and all attachments are available free of charge at : www.clarcorproxy.com.

Other Business

The Board of Directors has no knowledge of any matters, other than as set forth in this Proxy Statement, upon which action is to be taken at the meeting. In the event any such matters are brought before the meeting, the persons named in the enclosed form of proxy will vote proxies received by them as they deem best with respect to all such matters.

Proposals of Security Holders for 2010 Annual Meeting of Shareholders

Under the rules and regulations of the Securities and Exchange Commission, any proposal which a shareholder of the Company intends to present at the Annual Meeting of Shareholders to be held in 2010 and which such shareholder desires to have included in the Company’s proxy materials for such meeting must be received by the Secretary of the Company not less than 120 calendar days before the date of this year’s proxy statement, or October 13, 2009. If a shareholder wishes to present a proposal at the Annual Meeting of

Shareholders to be held in 2010 but not include it in the Company’s proxy materials or submit a nomination for director, such proposal must be received by the Secretary of the Company not less than 120 days nor more than 150 days prior to the anniversary date of this year’s annual meeting. Since the 2009 Annual Meeting of Shareholders of the Company is expected be held on March 23, 2009, written notice of any such proposal must be received by the Company no earlier than October 24, 2009 and no later than November 23, 2009. In addition, such proposal must meet certain other requirements that are set forth in the Company’s By-Laws. A copy of the Company’s By-Laws may be obtained on the Company’s website or without charge from the Secretary of the Company.

Expense of Solicitation of Proxies

The expense of solicitation of proxies, including printing and postage, will be paid by the Company. In addition to the use of the mail, proxies may be solicited personally, or by telephone, by officers and regular employees of the Company. The Company has employed D. F. King & Co., Inc. to solicit proxies for the Annual Meeting from brokers, bank nominees and other institutional holders. The Company has agreed to pay $10,500 plus the out-of-pocket expenses of D. F. King & Co., Inc., for these services. The Company will reimburse brokers and other persons holding stock in their names, or in the name of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

By Order of the Board of Directors

Richard M. Wolfson,
Secretary

Franklin, Tennessee
February 13, 2009

Appendix A

CLARCOR INC.

2009 INCENTIVE PLAN

CLARCOR Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2009 Incentive Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1.  “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2.  “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing or referencing any Award hereunder, whether in writing or through an electronic medium. For avoidance of doubt, Award Agreements include any employment agreement or Change of Control agreement between the Company and any Participant that refers to Awards and any letter notifying a director that he or she has received an Award.

2.3.  “Board” shall mean the board of directors of the Company.

2.4.  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5.  Subject to the proviso in Section 4.2(a), “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules.

2.6.  “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.7.  “Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.8.  “Director” shall mean a non-employee member of the Board.

2.9.  “Dividend Equivalents” shall have the meaning set forth in Section 13.5.

2.10.  “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.11.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.12.  “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing sale price of the Shares reported as having occurred on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the next date on which such a sale was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on such date, or, if there is no such sale on such date, then on the next date on which a sale was reported; or (iii) if the Shares are not listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.13.  “Governance Committee” shall mean the Director Affairs/Corporate Governance Committee of the Board or a subcommittee thereof formed by the Governance Committee to act as the Governance Committee hereunder. The Governance Committee shall consist of no fewer than two Directors, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act.

2.14  “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

2.15.  “Limitations” shall have the meaning set forth in Section 11.5.

2.16.  “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.17.  “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.18.  “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.19.  “Payee” shall have the meaning set forth in Section 14.2.

2.20.  “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.21.  “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.22.  “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.23.  “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.24.  “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.25.  “Permitted Assignee” shall have the meaning set forth in Section 13.3.

2.26.  “Prior Plan” shall mean the Company’s 2004 Incentive Plan.

2.27.  “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.28.  “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.29  “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of cash, Shares or such other property as the Committee shall determine, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.30  “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1

2.31.  “Shares” shall mean the shares of common stock of the Company, par value $1.00 per share.

2.32.  “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.33.  “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.34.  Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.35.  “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.	SHARES SUBJECT TO THE PLAN

3.1  Number of Shares.  (a) Subject to adjustment as provided in Section 13.2, a total of 3,800,000 Shares shall be authorized for grant under the Plan, less one (1) share of Stock for every one (1) share of Stock that was subject to an option or stock appreciation right granted after December 1, 2008 under the Prior Plan and one and seven-tenths (1.7) Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after December 1, 2008 under the Prior Plan. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and seven-tenths (1.7) Shares for every one (1) Share granted. After the effective date of the Plan (as provided in Section 14.13), no awards may be granted under the Prior Plan.

(b) If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 1, 2008 any Shares subject to an award under the Prior Plan are forfeited, an Award expires or an award under the Prior Plan is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, or to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right, and (ii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Prior Plan.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable Limitations for grant to a Participant under Section 11.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(d) Any Shares that again become available for grant pursuant to this Section shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and (ii) as one and seven-tenths (1.7) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.

3.2.  Character of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.	ELIGIBILITY AND ADMINISTRATION

4.1.  Eligibility.  Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

4.2.  Administration.  (a) The Plan shall be administered by the Committee, except with respect to any matters concerning Awards to Directors, which, subject to Section 4.2 (b), shall be administered by the Governance Committee. All references in the Plan to the “Committee” shall be understood to refer to the Governance Committee with respect to any matters concerning Awards to Directors. Where indicated in this Plan that a matter is left to the “discretion” of the Committee, it shall be understood that such discretion is sole, absolute and conclusively binding. Subject to the foregoing, the Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder, including any holding requirement applicable to any Award of Shares; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled, suspended or subjected to additional restrictions, including in connection with any Share ownership guidelines or insider trading policies of the Company; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)  Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the prior approval of the Board.

(c)  To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may delegate to (i) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards, (ii) one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not directors or executive officers of the Company and (iii) to one or more executive officers or a committee of executive officers any of the authority of the Committee that the Committee deems necessary or desirable for the administration of the Plan, including the resolution of disputes relating to Awards, except with respect to Employees who are directors or executive officers of the Company.

5.	OPTIONS

5.1.  Grant of Options.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2.  Award Agreements.  All Options shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3.  Option Price.  Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share Shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 13.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or a Substitute Award), and (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

5.4.  Option Term.  The term of each Option shall be fixed by the Committee in its discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary.

5.5.  Exercise of Options.  (a) Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee (as defined in Section 13.3) thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time

(b)  Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) through any other method specified in an Award Agreement (including same-day sales through a broker), or (v) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

(c)  Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the

Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; any fractional Share shall be settled in cash.

5.6.  Form of Settlement.  In its discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7.  Incentive Stock Options.  The Committee may grant Incentive Stock Options to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 3,800,000 Shares, subject to adjustment as provided in Section 13.2.

5.8.  Effect of Termination of Employment/Service on Options and Stock Appreciation Rights.  In the event of the termination of employment with the Company or a Subsidiary (or termination of service in the case of non-employees), the provisions of this Section apply to a Participant who holds Options or Stock Appreciation Rights.

(a)  Retirement.  Subject to paragraph (e) below with respect to Incentive Stock Options and unless otherwise determined by the Committee, if the employment of a Participant by the Company or a Subsidiary terminates by reason of retirement on or after age 60 (or prior to such age with the consent of the Committee), the Options or Stock Appreciation Rights held by such Participant shall become fully exercisable and may thereafter be exercised by such Participant (or such Participant’s guardian, legal representative or similar person) for a period specified by the Committee prior to the date on which such retirement begins; provided, that such period shall not extend beyond the expiration date of the term of such Options or Stock Appreciation Rights specified in the Award Agreement relating thereto.

(b)  Disability and Death.   Subject to paragraph (e) below with respect to Incentive Stock Options and unless otherwise determined by the Committee, if the employment of a Participant by the Company or a Subsidiary terminates by reason of disability or death, the Options or Stock Appreciation Rights held by such Participant shall become fully exercisable and may thereafter be exercised by such Participant (or such Participant ’s executor, administrator, guardian, legal representative, beneficiary or similar person, as the case may be) for a period of two years (or such shorter period as the Committee may specify) after the date of such Participant ’s termination of employment or until the expiration of the term of such Options or Stock Appreciation Rights, whichever period is shorter.

(c)  Other Termination.   Subject to paragraph (e) below with respect to Incentive Stock Options and unless otherwise determined by the Committee, if the employment of a Participant by the Company or a Subsidiary terminates for any reason other than as described in paragraph (a) or (b) of this Section, (i) the Options or Stock Appreciation Rights held by such Participant shall terminate 90 days after the date of such termination of employment or upon the expiration of the term of such Options or Stock Appreciation Rights, whichever period is shorter, and (ii) such Options or Stock Appreciation Rights shall be exercisable only to the extent they were exercisable on the date of such Participant’s termination of employment.

(d)  Death Following Termination of Service.   Subject to paragraph (e) below with respect to Incentive Stock Options and unless otherwise determined by the Committee, if a Participant dies during the respective periods specified and determined in accordance with paragraph (a), (b) or (c) of this Section, the Options or Stock Appreciation Rights held by such Participant shall be exercisable only to the extent that they were exercisable on the date of the Participant’s death and may thereafter be exercised by the Participant’s executor, administrator, legal representative, beneficiary or similar person, as the case may be, for a period of two years (or such shorter period as the Committee may specify) after the date of death or until the expiration of the term of such Options or Stock Appreciation Rights, whichever period is shorter.

(e)  Incentive Stock Options.   Unless otherwise determined by the Committee, if the employment by the Company or a Subsidiary of a Participant terminates by reason of death or disability, the Incentive Stock Options held by such Participant shall become fully exercisable and may thereafter be exercised by such holder (or such holder’s executor, administrator, legal representative, beneficiary or similar person) for a period of one year (or such shorter period as the Committee may specify) after the date of such Participant’s termination of employment or until the expiration of the term of such Incentive Stock Option, whichever period is shorter. Unless otherwise determined by the Committee, if the employment by the Company or a Subsidiary of a Participant terminates for any reason other than death or disability, Incentive Stock Options held by such Participant shall be exercisable only to the extent they were exercisable on the date of such Participant’s termination of employment and may thereafter be exercised for a period of three months after the date of such Participant’s termination of employment or until the expiration of the term of the Incentive Stock Option, whichever period is shorter. If a Participant dies during the one-year period following termination of employment by reason of disability, or if a Participant dies during the three-month period following termination of employment for any reason other than death or disability, the Incentive Stock Option held by such Participant shall be exercisable only to the extent they were exercisable on the date of the Participant’s death and may thereafter be exercised by the Participant’s executor, administrator, legal representative, beneficiary or similar person for a period of one year (or such shorter period as the Committee may specify) after the date of death or until the expiration of the term of such Incentive Stock Option, whichever period is shorter.

6.	STOCK APPRECIATION RIGHTS

6.1.  Grant and Exercise.  The Committee may provide Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its discretion.

6.2.  Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)  Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 13.2, shall not be less than the Fair Market Value of one Share on such date of grant of the Stock Appreciation Right.

(b)  The Committee shall determine in its discretion whether payment of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c)  The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d)  The Committee may impose such other conditions or restrictions on the terms of exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price not less than 100% of the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code), and (ii) have a term not greater than ten (10) years.

(e)  A Stock Appreciation Right may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and neither the Stock Appreciation Right nor the Option has expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(f)  Without the approval of the Company’s stockholders, other than pursuant to Section 13.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant

(ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 12.3 or a Substitute Award), and (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1.  Grants.  Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2.  Award Agreements.  The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3.  Rights of Holders of Restricted Stock and Restricted Stock Units.  Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award but shall, unless otherwise provided in the Award Agreement, be entitled to receive (currently or on a deferred basis) amounts equivalent to cash dividends with respect to the Shares covered by such Award. Except as otherwise provided in an Award Agreement any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the Shares covered by a Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.

7.4.  Minimum Vesting Period.  Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, and subject to accelerated vesting provided for in an Award Agreement or determined in the Committee’s discretion in the event of a Change in Control (as defined in Section 12.3) or the termination of the Participant’s service with the Company and its Subsidiaries, Restricted Stock Awards and Restricted Stock Unit Awards subject only to continued service with the Company or a Subsidiary shall have a Vesting Period of not less than one (1) year from the date of grant (and may vest pro rata over such time). Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer or (ii) grants of Restricted Stock or Restricted Stock Units in payment of Performance Awards and other earned cash-based incentive compensation. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate. The minimum Vesting Period requirements of this Section shall not apply to Restricted Stock Awards or Restricted Stock Unit Awards granted to Directors or any consultant or advisor who provides services to the Company or a Subsidiary

7.5.  Effect of Termination of Service/Employment.  Unless otherwise determined by the Committee, if the employment by the Company or a Subsidiary of a Participant (or service in the case of non-employees) terminates by reason of retirement on or after age 60 (or prior to such age with the consent of the Committee), disability or death, the Vesting Period applicable to Restricted Stock or Restricted Stock Units held by the Participant shall be deemed to have lapsed as of the date of such termination. Unless otherwise determined by the Committee, in the event that a Participant ceases to be an employee of the Company or a Subsidiary for reasons other than retirement on or after age 60 (or prior to such age with the consent of the Committee), death or disability, any Restricted Stock or Restricted Stock Units held by the Participant for which the Vesting Period has not expired, lapsed or been terminated shall be forfeited.

7.6  Issuance of Shares.  Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.	OTHER SHARE-BASED AWARDS

8.1.  Grants.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2.  Award Agreements.  The terms of Other Share-Based Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant.

8.3.  Minimum Vesting Period.  Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, Other Share-Based Awards shall have a Vesting Period of not less than one (1) year from the date of grant (and may vest pro rata over such time) subject to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 12.3) or the termination of the Participant’s service with the Company and its Subsidiaries. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer or (ii) grants of Other Share-Based Awards in payment of Performance Awards and other earned cash-based incentive compensation. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Awards intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate. The minimum Vesting Period requirements of this Section shall not apply to Other Share-Based Awards granted to Directors or any consultant or advisor who provides services to the Company or a Subsidiary.

8.4.  Payment.  Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

8.5.  Effect of Termination of Service/Employment.  Unless otherwise determined by the Committee, if the employment by the Company or a Subsidiary of a Participant (or service in the case of non-employees) terminates by reason of retirement on or after age 60 (or prior to such age with the consent of the Committee), disability or death, the Vesting Period applicable to Other Share-Based Awards held by the Participant shall be deemed to have lapsed as of the date of such termination. Unless otherwise determined by the Committee, in the event that a Participant ceases to be an employee of the Company or a Subsidiary for reasons other than retirement on or after age 60 (or prior to such age with the consent of the Committee), death or disability, any the Other Share-Based Awards held by the Participant for which the Vesting Period has not expired, lapsed or been terminated shall be forfeited.

9.	PERFORMANCE AWARDS

9.1.  Grants.  Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 11.2. Notwithstanding the foregoing, Performance Awards in the form of Performance Cash may not be granted to Directors of the Company.

9.2.  Award Agreements.  The terms of any Performance Award other than awards of Performance Cash granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3.  Terms and Conditions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4.  Payment.  Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.5.  Effect of Termination of Service/Employment.  Unless otherwise provided for in an Award Agreement, the Committee shall determine in each instance whether and to what extent a Participant whose employment by the Company or a Subsidiary (or service in the case of non-employees) terminates prior to the end of the Performance Period by reason of (i) retirement on or after age 60 (or prior to such age with the consent of the Committee), (ii) disability, or (iii) death, the Participant (or such Participant’s executor, administrator, guardian, legal representative, beneficiary or similar person, as the case may be) shall be entitled to any portion of the Performance Awards held by the Participant as of the date of the Participant’s retirement, disability or death. Unless otherwise determined by the Committee or provided for under an Award Agreement, in the event that a Participant ceases to be an employee of the Company or a Subsidiary (or ceases to provide services in the case of non-employees) for reasons other than retirement on or after age 60 (or prior to such age with the consent of the Committee), disability or death, the Performance Awards held by the Participant for which the Performance Period has not expired shall be forfeited.

10.	DIRECTORS’ SHARES

Each Director shall have the option, in lieu of receiving his Annual Retainer for a given year, to receive a grant of Shares (“Directors’ Shares”) having an aggregate Fair Market Value equal to 100% of the amount of such Annual Retainer on the date such Annual Retainer would otherwise be payable. The foregoing option (i) must be exercised no later than the date such Annual Retainer would otherwise be payable, (ii) may be exercised only with respect to the entirety of the Annual Retainer and not with respect to a portion thereof, and (iii) may not be exercised, and no Directors Shares shall be granted in connection therewith, to the extent Shares are not available pursuant to Section 3.1 of this Plan or otherwise under this Plan or after the termination of this Plan. “Annual Retainer” means the regular, annual amount of compensation established by the Governance Committee and the Board which is payable in cash to each Director, not including any Board or committee meeting or similar fees or any expense reimbursement.

11.  CODE SECTION 162(m) PROVISIONS

11.1.  Covered Employees.  Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 11 is applicable to such Award.

11.2.  Performance Criteria.  If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 11, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: total sales or revenues or sales or revenues per employee; operating income or profit (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings or book value per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margins, gross margins or cash margin; year-end cash; debt reduction; stockholder equity; operating efficiencies; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions, including sales of the Company’s debt or equity securities; and implementation, completion or attainment of measurable objectives based on meeting specified cost targets, business expansion goals, and goals relating acquisitions or divestitures. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

11.3.  Adjustments.  Notwithstanding any provision of the Plan (other than Article 13), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 11.3, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

11.4.  Restrictions.  The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

11.5.  Limitations on Grants to Individual Participants.  Subject to adjustment as provided in Section 13.2, no Participant may (i) be granted Options or Stock Appreciation Rights during any 12-month period with respect to more than 750,000 Shares and (ii) earn more than 750,000 Shares with respect to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any 12-month period that are intended to comply with the performance-based exception under Code

Section 162(m) and are denominated in Shares (collectively, the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant for each 12 months in a Performance Period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $3,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

12.	CHANGE IN CONTROL PROVISIONS

12.1.  Impact on Certain Awards.  Award Agreements may provide that in the event of a Change in Control of the Company (as defined in Section 12.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed.

12.2.  Assumption or Substitution of Certain Awards.  (a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 12.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its discretion and its determination shall be conclusive and binding.

(b)  Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award): (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for

(or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

(c)  The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

12.3.  Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

(a)  The acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than the Company or a wholly-owned subsidiary or any employee benefit plan thereof, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; provided, however, no Change of Control shall be deemed to have occurred for any acquisition by any corporation with respect to which, following such acquisition, more than 60% of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company’s then outstanding common stock and then outstanding voting securities, as the case may be;

(b)  Individuals who, as of the date hereof, constitute the Board (as of the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-l 1 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

(c)  Consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 60% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then outstanding voting securities; or

(d)  Approval by the stockholders of the Company of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

13.	GENERALLY APPLICABLE PROVISIONS

13.1.  Amendment and Termination of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders to the extent required by such applicable law, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 13.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3 or Section 6.2(d), (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the Limitations. The Board may not, without the approval of the Company’s stockholders, take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall, without such Participant’s consent, impair the rights of a Participant in any material respect under any Award previously granted.

13.2.  Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

13.3.  Transferability of Awards.  Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan and any Award Agreement. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

13.4.  Termination of Employment.  The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

13.5.  Deferral; Dividend Equivalents.  The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.

14.	MISCELLANEOUS

14.1.  Award Agreements.  Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee); in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

14.2.  Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

14.3.  Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee , Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors Consultants or Participants under the Plan.

14.4.  Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

14.5.  Cancellation of Award; Forfeiture of Gain.  Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

14.6.  Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.7.  Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

14.8.  Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.9.  Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

14.10.  Construction.  As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

14.11.  Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

14.12.  Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

14.13.  Effective Date of Plan; Termination of Plan.  The Plan shall be effective as of April 1, 2009, subject to the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

14.14.  Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

14.15.  Compliance with Section 409A of the Code.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance Award shall be made between the first day following the close of the applicable Performance Period and the last day of the “applicable 2 1/2 month period” as defined in Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations.

14.16  No Registration Rights; No Right to Settle in Cash.  The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission (“SEC”)) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

14.17.  Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

CLARCOR Inc.
c/o National City Bank
Shareholder Services Operations
Locator 5352
P. O. Box 94509
Cleveland, OH 44101-4509
Your vote is important!
Regardless    of    whether   you   plan to   attend the Annual
Meeting of Shareholders, you can be sure your shares   are
represented at the meeting by promptly returning your proxy
in the enclosed envelope.
Proxy must be signed and dated below.
ê    Please fold and detach card at perforation before mailing.    ê

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the nominees for election as Directors named in this proxy, FOR the adoption of the 2009 CLARCOR Incentive Plan and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.
1.        Election of Directors. (See Reverse)

☐ FOR	☐ WITHHELD FOR ALL NOMINEES	☐ FOR, BUT WITHHELD FOR THE FOLLOWING NOMINEE(S):

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 2009 CLARCOR INCENTIVE PLAN.
2.	Adoption of the 2009 CLARCOR Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.
3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated:	, 2009

Signature(s)
Please date and sign as name appears hereon. If shares are held jointly by two or more persons, each shareholder named must sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

ê    Please fold and detach card at perforation before mailing.    ê

PROXY / VOTING	CLARCOR INC.
INSTRUCTION CARD	This proxy is solicited on behalf of the Board of Directors for the
Annual Meeting on March 23, 2009
The undersigned hereby appoints ROBERT H. JENKINS and ROBERT J. BURGSTAHLER or any one or more of them, acting alone if only one shall be present, or jointly if more than one shall be present, the true and lawful attorneys of the undersigned, with power of substitution, to vote as proxies for the undersigned at the Annual Meeting of Shareholders of CLARCOR Inc. (the “Company”) to be held at the offices of the Company, 840 Crescent Centre Drive, Suite 600, Franklin, TN 37067, on Monday, March 23, 2009 at 9:00 a.m., Central Time, and all adjournments or postponements thereof, all shares of Common Stock which the undersigned would be entitled to vote and all as fully and with the same effect as the undersigned could do if then personally present.
Receipt is acknowledged of the Company’s Annual Report to Shareholders for the fiscal year ended November 29, 2008, and the Notice and Proxy Statement for the above Annual Meeting.
The Company is aware of three matters to be voted upon at this Annual Meeting: The election of directors – the nominees are Messrs. J. Marc Adam, James W. Bradford, Jr. and James L. Packard; the adoption of the 2009 CLARCOR Incentive Plan; and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2009.
You are encouraged to specify your choices by marking the appropriate boxes (see reverse side), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. If a vote is not specified, the proxies named above will vote FOR the nominees for election as Directors, FOR the adoption of the 2009 CLARCOR Incentive Plan and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2009. The proxies cannot vote your shares unless you sign and return this card.
(Continued and to be signed on reverse side.)